                                                                    EXHIBIT 10.2

                                                                       EXHIBIT A

                                                              EXECUTION ORIGINAL


                        LOCAL EXCHANGE TELECOMMUNICATIONS
                            SERVICES RESALE AGREEMENT



                           dated as of August 10, 1998



                                 by and between



                   AMERITECH INFORMATION INDUSTRY SERVICES,
                     a division of Ameritech Services, Inc.
                         on behalf of Ameritech Indiana



                                       and



                     UNITED STATES TELECOMMUNICATIONS, INC.


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                               TABLE OF CONTENTS


                                                                                                Page
                                                                                                ----

   1.0  DEFINITIONS AND CONSTRUCTION .............................................................1
   2.0  RESALE SERVICES AND RATES ................................................................5
   3.0  LIMITATIONS ON AVAILABILITY OF RESALE SERVICES ...........................................6
   4.0  RESTRICTIONS ON RESALE SERVICES ..........................................................6
   5.0  TERM, FORECASTS, IMPLEMENTATION, PROVISIONING AND
        MAINTENANCE ............................................................................. 7
   6.0  BRANDING ................................................................................10
   7.0  RESPONSIBILITIES OF RESELLER ............................................................11
   8.0  RESPONSIBILITIES OF AMERITECH ...........................................................13
   9.0  BILLING .................................................................................17
  10.0  USE OF SERVICE ..........................................................................18
  11.0  PAYMENTS; TAXES AND AUDITS ..............................................................19
  12.0  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES ............................................23
  13.0  INDEMNIFICATION .........................................................................23
  14.0  LIMITATION OF LIABILITY .................................................................25
  15.0  TERMINATION .............................................................................26
  16.0  REGULATORY APPROVAL .....................................................................27
  17.0  PROPRIETARY INFORMATION .................................................................28
  18.0  DISPUTE RESOLUTION ......................................................................31
  19.0  PUBLICITY ...............................................................................32
  20.0  SEVERABILITY ............................................................................32
  21.0  MISCELLANEOUS ...........................................................................32


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                                          SCHEDULES

Schedule 2.2           -       Resale Services
Schedule 5.3           -       Implementation Plan
Schedule 5.4           -       Service Ordering and Provisioning EI
                               Functionality
Schedule 5.12          -       Resale Maintenance Procedures
Schedule 7.1           -       Form of Representation of Authorization
Schedule 7.2           -       Procedures for the Selection of Primary Local
                               Exchange Carriers
Schedule 8.7           -       Resale Performance Activities
Schedule 8.8           -       Directory Listings
Schedule 9.2           -       Billing and Collection Services for Ancillary
                               Services
Schedule 10.6          -       Law Enforcement Interfaces


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

                        LOCAL EXCHANGE TELECOMMUNICATIONS
                            SERVICES RESALE AGREEMENT

         This Local Exchange Telecommunications Services Resale Agreement (this "AGREEMENT") is effective as of the 10th day of August 1998 (the "EFFECTIVE DATE"), by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc., a Delaware corporation with offices at 350 North Orleans Street, Third Floor, Chicago, Illinois 60654, on behalf of Ameritech Indiana ("AMERITECH") and United States Telecommunications, Inc., a Florida corporation, with offices at 13902 North Dale Mabry, Suite 212, Tampa, Florida 33618 ("RESELLER").

         WHEREAS, Section 251(c)(4) of the Act provides, inter alia, that Ameritech offer for resale at wholesale rates any Telecommunications Services that it provides at retail to subscribers who are not Telecommunication Carriers;

         WHEREAS, Ameritech provides certain local exchange Telecommunications Services to subscribers within the State of Indiana (the "TERRITORY");

         WHEREAS, Reseller desires to purchase certain local exchange Telecommunications Services from Ameritech and resell such services to its Customers in the Territory; and

         WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which Ameritech shall provide, and Reseller shall purchase, local exchange Telecommunications Services as set forth herein for resale to Reseller's Customers in the Territory.

NOW, THEREFORE, in consideration of the mutual obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0      DEFINITIONS AND CONSTRUCTION

         1.1. Specified Meanings. As used in this Agreement, the following terms have the meanings specified below:

         "ACT" means the Communications Act of 1934 (47 U.S.C. ss. 151 et seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

         "AFFILIATE" is as defined in the Act.

         "ANCILLARY SERVICE TRAFFIC" means calling party pays cellular, calling party pays paging, abbreviated dialing, 555-xxxx service traffic and similar traffic identified by Ameritech.

         "BELLCORE" means Bell Communications Research, Inc.

         "BLOCKING OF CALLER ID" means a service in which a customer may prevent the disclosure of the calling telephone number and name on calls made to an exchange service equipped with Caller ID Service.

         "BUSINESS DAY" means a day on which banking institutions are required to be open for business in Chicago, Illinois.

         "COMMISSION" or "IURC" means the Indiana Utility Regulatory Commission.

         "CUSTOMER" means a third party end-user who (i) contracts with Reseller for Resale Services or (ii) purchases local exchange Telecommunications Services at retail from Ameritech.

         "CUSTOMER LISTING(S)" means a list containing the names, the telephone numbers, addresses and zip codes of Customers within a defined geographical area, except to the extent such Customers have requested not to be listed in a directory.

         "CUSTOMER PROPRIETARY NETWORK INFORMATION" is as defined in the Act.

         "DELAYING EVENT" means (a) any failure of a Party to perform any of its obligations set forth in this Agreement, caused in whole or in part by (i) the failure of the other Party to perform any of its obligations set forth in this Agreement (including the Implementation Plan), or (ii) any delay, act or failure to act by the other Party or its Customer, agent or subcontractor or (b) any Force Majeure Event.

         "EXCHANGE MESSAGE RECORD" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

         "FCC" means the Federal Communications Commission.

         "FORCE MAJEURE EVENT" is as defined in SECTION 21.5

         "INFORMATION SERVICE TRAFFIC" means local traffic or IntraLATA toll traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over an information services platform (e.g., 976).

         "INTELLECTUAL PROPERTY" means copyrights, patents, trademarks, trade-secrets, mask works and all other intellectual property rights.


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         "LEC" means local exchange carrier.

         "LISTING UPDATE(S)" means information with respect to Customers necessary for Publisher to publish directories under this Agreement in a form and format acceptable to Publisher. For Customers whose telephone service has changed since the last furnished Listing Update because of new installation, disconnection, change in address, change in name, change in non-listed or non-published status, or other change which may affect the listing of the Customer in a directory, Listing Updates shall also include information necessary in order for Publisher to undertake initial delivery and subsequent delivery of directories, including mailing addresses, delivery addresses and quantities of directories requested by a Customer. In the case of Customers who have transferred service from another LEC to Reseller without change of address, Listing Updates shall also include the Customer's former listed telephone number and former LEC, if available. Similarly, in the case of Customers who have transferred service from Reseller to another LEC, Listing Updates shall also include the Customer's referral telephone number and new LEC, if available.

         "LOSSES" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

         "NONDISCLOSURE AGREEMENT" means the Nondisclosure Agreement dated as of May 12, 1998 by and between the Parties.

         "NON-ELECTRONIC ORDER" shall mean an order for the same location and the same customer account and which is submitted by Reseller to Ameritech using a means other than the Electronic Interface described in SECTION 5.5.

         "PARTY" means either Ameritech or Reseller, and "PARTIES" means Ameritech and Reseller.

         "PRIMARY LISTING" means the single directory listing provided to Customers by Publisher under the terms of this Agreement. Each telephone configuration that allows a terminating call to hunt for an available time among a series of lines shall be considered a single Customer entitled to a single primary listing.

         "PUBLISHER" means Ameritech's White Pages Directories publisher.

         "RESALE IMPLEMENTATION QUESTIONNAIRE" means that certain document that contains Reseller information that allows Ameritech to populate its systems and tables so that Reseller can be established as a reseller in Ameritech's internal system, a copy of which has been provided to Reseller.

         "RESALE TARIFF" means individually and collectively the effective tariff or tariffs filed by Ameritech with the Commission that set(s) forth certain relevant terms and conditions relating


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

to Ameritech's resale of certain local exchange Telecommunications Services within the Territory, including the applicable provisions of IURC Number 20,
Part 22 and the Ameritech Indiana Catalog, Part 22.

         "SERVICE START DATE" means the later of the following: (i) the date Reseller has been certified as a LEC by the Commission and is authorized in the Territory to provide the local exchange Telecommunications Services contemplated under this Agreement, (ii) thirty (30) days after Reseller has completed and delivered to Ameritech the Resale Implementation Questionnaire, (iii) the date the Commission approves this Agreement under Section 252(e) of the Act or, absent such Commission approval, this Agreement is deemed approved under Section 252(e)(4) of the Act, and (iv) such other date on which the Parties mutually agree that Ameritech shall begin to provision services in accordance with the terms and conditions of this Agreement.

         "TELECOMMUNICATIONS" is as defined in the Act.

         "TELECOMMUNICATIONS ACT" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

         "TELECOMMUNICATIONS ASSISTANCE PROGRAM" means any means-tested or subsidized Telecommunications Service offering, including Lifeline, that is offered only to a specific category of customers.

         "TELEPHONE EXCHANGE SERVICE" is as defined in the Act.

         "TELEPHONE RELAY SERVICE" means a service provided to speech and hearing-impaired callers that enables such callers to type a message into a telephone set equipped with a keypad and message screen and to have a live operator read the message to a recipient and to type message recipient's response to the speech or hearing-impaired caller.

         "TELECOMMUNICATIONS SERVICE" is as defined in the Act.

         "WHITE PAGES DIRECTORIES" means directories or the portion of co-bound directories which include a list in alphabetical order by name of the telephone numbers and addresses of telecommunication company customers.

         1.2. INTERPRETATION AND CONSTRUCTION. The definitions in SECTION 1.1 shall apply equally to both the singular and plural forms of the terms defined. All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Sections are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including Ameritech or other third party offerings, guides and practices), statute, regulation, rule or tariff is to such agreement,


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

instrument, statute, regulation, rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision). In the event of any conflict between the terms and conditions of any Section of, or Schedule to, this Agreement, and any term or condition set forth in the Implementation Plan, the terms and conditions of the Sections and Schedules shall control.

2.0      RESALE SERVICES AND RATES

         2.1. Commencing on the Service Start Date, at the request of Reseller and subject to the terms, conditions and limitations set forth in this Agreement, Ameritech will make available to Reseller for resale at wholesale rates those Telecommunications Services that Ameritech provides at retail to subscribers who are not Telecommunications Carriers, as required in Section 251(c)(4) of the Act (such services collectively referred to herein as the "RESALE SERVICE" OR "RESALE SERVICES"). The Resale Services which Reseller may purchase pursuant to this Agreement shall be as described in applicable tariffs.

         2.2. The Resale Services shall be made available to Reseller at a discount rate off of the retail rate for the Telecommunications Services as set forth on SCHEDULE 2.2. If the rates, charges and prices set forth in this Agreement are interim or proxy rates established by the Commission or the FCC, the Parties agree to substitute such interim or proxy rates with the rates, charges or prices later established by the Commission or the FCC pursuant to the pricing standards of Section 252 of the Act and such rates, prices and charges shall be retroactively effective as of the Service Start Date in accordance with the procedures established by the Commission, including any "true-up" ordered by the Commission. SCHEDULE 2.2 shall be amended by the Parties from time to time to reflect any changes to the rates, charges or prices under this Agreement required by the Commission or the FCC. The wholesale discount set forth on
SCHEDULE 2.2 shall not apply to taxes or other pass-through charges, including any charges described in SECTION 2.3.

         2.3. In addition to the rates set forth on SCHEDULE 2.2, Reseller shall pay Ameritech (i) for any applicable charges or fees, if any, incident to the establishment or provision of the Resale Services requested by Reseller, including channel charges and initial non recurring charges and (ii) the applicable non-discounted end user common line charge as set forth in F.C.C. No. 2, Section 4. If Reseller requests Resale Services that require special construction, the Parties shall mutually agree on the nature and manner of any required special construction, the applicable charges thereto and the negotiated intervals that will apply to the provisioning of such Resale Services in lieu of the standard intervals set forth on SCHEDULE 8.7.

         2.4. The terms and conditions relating to the rights and obligations of the Parties regarding the provision of Resale Services shall be as prescribed by this Agreement and any applicable tariff referenced herein.


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3.0      LIMITATIONS ON AVAILABILITY OF RESALE SERVICES

         The following limitations shall apply to Resale Services:

         3.1. The Telecommunications Services that Ameritech offers to existing retail subscribers, but not to new subscribers ("GRANDFATHERED SERVICES") are identified in the Resale Tariff, as revised from time to time to include those additional services that Ameritech may, in its discretion and to the extent permitted by Applicable Law, classify as Grandfathered Services. Ameritech agrees to make Grandfathered Services available to Reseller for resale, subject to the terms of SECTION 3.2, to those Customers that (i) subscribed to the applicable Telecommunications Service (whether from Ameritech or Reseller as the provider) at the time such service was classified by Ameritech as a Grandfathered Service and (ii) continued to subscribe to such Grandfathered Service at the time of such Customer's selection of Reseller as its primary local exchange carrier ("PLEC"). Grandfathered Services shall be made available to Reseller at wholesale rates determined in accordance with the Act. To the extent that Ameritech is unable to provide wholesale systems support and billing within the first ninety (90) days from the date each Reseller Customer is provided such Grandfathered Service, Ameritech shall retroactively apply such wholesale rate as a credit to Reseller and will bill such service to Reseller from its retail billing systems.

         3.2. The Telecommunication Services that Ameritech currently intends to discontinue offering to any retail subscriber ("WITHDRAWN SERVICES") are identified in the Resale Tariff, as revised from time to time to include those additional Telecommunications Services that Ameritech may, in its discretion and to the extent permitted by Applicable Law, classify as Withdrawn Services. Ameritech agrees to make Withdrawn Services available to Reseller for resale to Begetter's Customers who are subscribers to the Withdrawn Service either from Ameritech or Reseller at the time so classified (subject to the provisions of Section 3.1 if such Withdrawn Service was previously classified as a Grandfathered Service) until the date such service is discontinued.

         3.3. Each Party acknowledges that Resale Services shall be available to Reseller on the same basis as offered by Ameritech to itself or to any subsidiary, Affiliate, or any other person to which Ameritech directly provides the Resale Services, including Ameritech's retail Customers and other resellers of Ameritech's Telecommunications Services (i) only in those service areas in which such Resale Services (or any feature or capability thereof) are offered by Ameritech to itself or to any subsidiary, Affiliate, or any other person, including Ameritech's retail Customers and (ii) to the same extent as Ameritech's retail Telecommunications Services are subject to the availability of facilities.

4.0      RESTRICTIONS ON RESALE SERVICES

         4.1. Reseller may not offer Resale Services that are made available only to residential Customers or to a limited class of residential Customers to classes of Customers that are not eligible to subscribe to such services from Ameritech.


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

         4.2. Ameritech shall not be required to provide to Reseller a Resale Service at a promotional rate that Ameritech offers at retail nor shall Ameritech be required to provide to Reseller the wholesale discount off such promotional rate if

              (a) Such promotions involve rates that will be in effect for no more than ninety (90) days; and

              (b) Such promotional offerings are not used to evade the wholesale rate obligation; for example, by making available a sequential series of ninety (90) day promotional rates.

         4.3. Nothing in this Agreement shall require Ameritech to provide to Reseller promotional service elements that are not Telecommunications Services (i.e, customer-premises equipment).

        4.4. Reseller shall not utilize Resale Services to avoid applicable access changes.

        4.5. Reseller may not purchase Resale Services unless such services are resold to a person other than Reseller, its subsidiaries and Affiliates.

        4.6. Resale Services can only be used in the same manner as specified in Ameritech's retail tariffs.

         4.7. Ameritech may impose additional restrictions on Reseller's purchase and sale of Resale Services only as permitted by the Act, Commission and the FCC.

5.0      TERM, FORECASTS, IMPLEMENTATION, PROVISIONING AND MAINTENANCE

         5.1. The term of this Agreement shall be one (1) year (the "INITIAL TERM") which shall begin on the Effective Date. Upon expiration of the Initial Term, this Agreement shall automatically be renewed for additional one (1) year periods (each, a "RENEWAL TERM", "the terms "RENEWAL TERM" and "INITIAL TERM" sometimes collectively referred to as the "TERM") unless a Party delivers to the other Party written notice of termination of this Agreement at least one hundred twenty (120) days prior to the expiration of the Initial Term or a Renewal Term.

         5.2. On or before the Effective Date and each month during the Term, Reseller shall provide Ameritech with a rolling, six (6) calendar-month, nonbinding forecast of its traffic and volume requirements for the Resale Services in the form and in such detail as may be reasonably requested by Ameritech. To the extent that Reseller becomes aware of any information or any fact (that may render a previously submitted forecast inaccurate by more than five percent (5%), Reseller agrees to immediately notify Ameritech of such fact or information and provide to Ameritech a revised forecast that reflects such new fact or information and cures any inaccuracy in the previously submitted forecast within the earlier of (i) five (5) calendar days after Reseller


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becomes aware of such information or fact and (ii) ten (10) Business Days before
Reseller submits any order to Ameritech that reflects such new information or fact. In addition, each Party agrees to cooperate with the other Party to ensure that any orders that reflect such new information or fact are submitted and processed consistent with the terms and conditions of this Agreement. Notwithstanding SECTION 17.1.1, the Parties agree that each forecast provided under this SECTION 5.5 shall be deemed Proprietary Information under SECTION 17.0.

         5.3. On or before the date which is the later of (i) ninety (90) days after the Effective Date and (ii) such other date as mutually agreed upon by the Parties, the Parties shall jointly agree on certain procedures (collectively referred to as the "IMPLEMENTATION PLAN") with respect to the provisioning of the Resale Service. The Implementation Plan shall address, inter alia, procedures for electronic service ordering, provisioning, billing processes, trouble administration and repair, other electronic interfaces, marketing support, and such other matters as the Parties may agree. Notwithstanding the foregoing, the Implementation Plan as agreed upon by the Parties shall be consistent with and subject to any applicable provision of this Agreement, including SECTION 1.2. Upon agreement of the Parties on the Implementation Plan, the Implementation Plan will be attached hereto as SCHEDULE 5.3 and become part of this Agreement.

         5.4. (a) Ameritech shall provide, and Reseller shall use, the electronic interface described in Ameritech's Electronic Service Ordering Guide, Version 4.0 (the "PROVISIONING EI") for the transfer and receipt of data necessary to perform each of the pre-ordering, ordering and provisioning functions associated with Reseller's order of Resale Services. The Provisioning EI will be administered through a gateway that will serve as a single point of contact for the transmission of such data and will provide the functionality described in Schedule 5.4.

              (b) Reseller shall also use the Provisioning EI to access all of the other Operations Support Systems functions that are available through such Provisioning EI and which are described on SCHEDULE 5.4 and/or made available to Reseller after the Effective Date. Any request by Reseller to Ameritech for such other Operations Support Systems functions that are directed to the Service Center through a means other than the Provisioning EI shall be subject to additional non-recurring charges and restrictions.

         5.5 On or before the Service Start Date, Reseller shall establish the Provisioning EI so that it may submit all orders for Resale Services to Ameritech through such Provisioning EI If Reseller fails to establish the Provisioning EI so that it is unable to submit "live" orders through the Provisioning EI by the Service Start Date, the Parties agree that the terms and conditions set forth in the Resale Tariff (including any forecasting requirements associated therewith that are inconsistent with any requirements contained in this Agreement) shall apply to Reseller's submission of Non-Electronic Orders or, if no such terms or conditions are then set forth in the Resale Tariff or if the Resale Tariff is not then in effect, the following terms and conditions set forth in this SECTION 5.5 shall apply to such submission of Non-Electronic Orders.

                           (i) In addition to, and not in lieu of SECTION 5.2,
                  not less than forty-five (45) days prior to the first Non-Electronic Order submitted by Reseller


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

                  hereunder, and every calendar month thereafter, Reseller shall provide to Ameritech a three (3) month rolling forecast of the number of daily Non-Electronic Orders that Reseller shall submit to Ameritech Monday through Friday (excluding holidays on which the Service Center is closed) for a given calendar month (the "NON-ELECTRONIC FORECAST"). The Non-Electronic Forecast shall be developed using standard commercial and industry practices and procedures, including daily demand data updated to reflect actual demand. The Non-Electronic Forecast shall be submitted to Ameritech in a standard format provided by Ameritech.

                           (ii) Reseller may submit to Ameritech Monday through
                  Friday (excluding holidays on which the Service Center is closed) up to the number of Non-Electronic Orders forecasted for that given day. Each Non-Electronic Order shall be submitted in a standard, legible typewritten format provided by Ameritech and shall be submitted to Ameritech through the use of a dedicated facsimile number to be identified in the Implementation Plan.

                           (iii) Ameritech shall process Reseller's
                  Non-Electronic Orders on a first-in, first-out basis with respect to all Non-Electronic Orders received by Ameritech.

                           (iv) In addition to the non-recurring charges
                  described in SECTION 2.3, each Non-Electronic Order submitted by Reseller to Ameritech shall be subject to a non-recurring charge of $9.02 per Non-Electronic Order and any additional charges authorized by the Commission that compensate Ameritech for its costs in accordance with Section 252(d) of the Act to process such Non-Electronic Orders.

                           (v) Reseller shall provide to Ameritech not less than
                  ninety (90) days notice prior to Reseller's first order for "live" Resale Services through the Provisioning EI.

         5.6. Each Party shall be responsible for providing to its Customers and to the other Party a telephone number or numbers that its Customers can use to contact the first Party in the event of a repair request. If a Customer contacts the Party that is not its local provider with regard to a repair request, such Party shall inform such Customer that it should call its local provider and may provide to that Customer its local provider's contact number.

         5.7. Service Orders will be placed by Reseller and provisioned by Ameritech in accordance with the procedures described in SECTION 8.4. Any Service Order activity resulting in primary local exchange carrier changes will comply with the requirements of SECTION 7.1.

         5.8. Ameritech shall provide provisioning support to Reseller on the same basis Ameritech provides to its retail Customers.


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

         5.9. Where Ameritech provides installation, Ameritech's representatives shall inform Reseller Customers to contact Reseller if such Customers request a service change at the time of installation.

         5.10. Except as specifically provided in this Agreement or pursuant to an order of a court or commission of competent jurisdiction, Ameritech may not initiate any disconnect, suspension or termination of a Reseller Customer's Resale Service, unless directed to do so by Reseller by transmission of a Service Order or Ameritech's receipt of proper authorization or a Service Order to change such Customer's PLEC to a carrier other than Reseller.

         5.11. Ameritech will provide an electronic interface (the "Maintenance EI") for the transfer and receipt of data necessary to perform the maintenance and repair functions (e.g., trouble receipt and trouble status). This interface will be administered through a gateway that will serve as a single point of contact for the transmission of such data.

         5.12. Maintenance will be provided by Ameritech as set forth on
SCHEDULE 5.12.

6.0      BRANDING

         6.1. If operator call completion or directory assistance service is a feature of an-offered Resale Service, Ameritech shall rebrand such features of such offered Resale Service as requested by Reseller for Reseller's Customers, unless Ameritech lacks the technical capability to comply with such rebranding request.

         6.2. Ameritech shall make available to Reseller, upon Reseller's request, the ability to route:

                           (i) Local directory assistance calls dialed by
                  Reseller's Customers directly to Reseller directory assistance services platform, to the extent that such routing is technically feasible; and

                           (ii) Local operator services calls (0+, 0-) dialed by
                  Reseller Customers directly to the Reseller local operator services platform. Such traffic shall be routed over trunk groups between Ameritech End Offices and the Reseller local operator services platform, using standard operator services dialing protocols of 0+ or 0-, to the extent that such routing is technically feasible.

         The routing capabilities described in this SECTION 6.2 will be implemented according to the Implementation Plan. To the extent technically feasible, all direct routing capabilities described in this SECTION 6.2 shall permit Reseller Customers to dial the same telephone numbers for Ameritech directory assistance and local operator service that similarly situated Ameritech Customers dial for reaching equivalent Ameritech services.


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

         6.3. Notwithstanding anything to the contrary in this Agreement, the Parties agree that Ameritech shall have no obligation to unbrand or rebrand its service technicians or trucks, any customer premises equipment, other Customer-owned facilities or its outside plant.

         6.4. Reseller shall not, without Ameritech's prior written consent, offer any Resale Service to any Customer under any brand name of Ameritech, its subsidiaries or its Affiliates nor shall Reseller state or imply that there is any joint business association or any similar arrangement with Ameritech in the provision of Resale Services to Reseller's Customers. Notwithstanding the foregoing, Reseller may verbally advise an inquiring Customer or potential Customer that Ameritech personnel will perform work on behalf of Reseller under this Agreement or that some that facilities used in provisioning the Resale Service are owned and maintained by Ameritech; provided, however, that Reseller shall make no disparaging statements about Ameritech or its facilities, services or products.

         6.5. In those instances where Reseller requires Ameritech personnel to interface directly with Reseller Customers, either orally in person or by telephone, or in writing, such personnel shall identify themselves as Ameritech's employees representing Reseller.

         6.6. Any "NO ACCESS" cards and time and materials invoices furnished during service calls by Ameritech personnel to Reseller Customers shall be available to Reseller for review and shall be provided to Reseller Customers in an unbranded form.

         6.7. In no event shall Ameritech personnel acting on behalf of Reseller pursuant to this Agreement provide information to any existing Reseller Customer about Ameritech products or services or disparage Reseller's facilities, services, or products.

         6.8. Reseller shall pay Ameritech's costs, if any, pursuant to the pricing standard in Section 252(d)(1) of the Act and in such amounts or levels as determined by the Commission for providing any requested routing or branding under this SECTION 6.0.

7.0      RESPONSIBILITIES OF RESELLER

         7.1. The Parties shall apply all of the principles set forth in 47 C.
F. R. ss. 64. 1100 to the process for Customer selection of a PLEC. Ameritech shall not require a disconnect order from a Reseller Customer, or another LEC, in order to process a Reseller order for Resale Service for a Reseller Customer. Ameritech shall advise Reseller whenever a Reseller Customer has selected another PLEC by giving notice via the Provisioning EI within twenty-four (24) hours of the change being completed by Ameritech. Until the FCC or the Commission adopts final rules and procedures regarding a Customer's selection of a PLEC, each Party shall deliver to the other Party a representation of authorization in the form set forth on SCHEDULE 7.1 that applies to all orders submitted by the first Party to the other Party that require a PLEC change. Such representation of authorization shall be delivered to a Party prior to the first order submitted by the other Party and each Party agrees to comply with the procedures contained in such representation of authorization. Reseller shall retain on file all applicable Documentation of Authorization (as defined in SCHEDULE 7.1), including letters of agency, relating to the Customer's selection of Reseller as its PLEC, which documentation shall be available for inspection by Ameritech at its request during normal business hours.

         7.2. If any disputes should occur concerning the selection of a PLEC by a Customer of a Party, the following procedures shall apply:

              (a) If a Customer of either Party or a customer of another carrier denies authorizing a change in his or her PLEC selection to a different LEC ("UNAUTHORIZED SWITCHING"), Ameritech shall switch that customer back to the authorized PLEC in accordance with the terms of
         SCHEDULE 7.2. However, in the case of unauthorized changes of Reseller Customers to Ameritech, Ameritech shall also have the duties as enumerated in such SCHEDULE 7.2, and will pay to Reseller the Unauthorized Switching charge described in SCHEDULE 7.2.

              (b) If Ameritech reports or otherwise provides information on unauthorized PLEC changes to the FCC, the Commission or any other governmental entity, Ameritech agrees to report on Reseller unauthorized PLEC changes separately from unauthorized primary interexchange carrier ("PIC") changes.

         7.3. When Ameritech receives an order for Resale Service from Reseller for Reseller's Customer, and Ameritech currently provides resale local exchange Telecommunications Services to another carrier ("CARRIER OF RECORD") for the same Customer, Ameritech shall notify such Carrier of Record of such order in the same manner as described in SECTION 7.1. It shall then be the responsibility of the Carrier of Record and Reseller to resolve any issues related to that Customer. Reseller agrees to indemnify and hold Ameritech harmless against any and all Losses that may result from Ameritech acting under this SECTION 7.3.

         7.4. When Ameritech is notified by Reseller that a Reseller Customer has changed its PIC from one IXC to another IXC, Ameritech shall provision the PIC-only change.

         7.5. (a) From the Effective Date until thirty (30) Business Days after Reseller makes the election described in SUBSECTION (B), when Ameritech is notified through the Customer Access Record Exchange (CARE) system that a Reseller Customer has changed its PIC from one IXC to another IXC, Ameritech shall provision the PIC-only change.

              (b) At some future date, Ameritech will provide PLECs the option to have Ameritech reject all CARE-Initiated request that Ameritech receives to change the PIC of a PLEC's customer. Ameritech will provide Reseller prior written notice of the availability of this option. Within ten (10) Business Days after Ameritech provides notice of the availability of this option to Reseller (the "ELECTION PERIOD"), Reseller shall notify Ameritech in writing whether it elects this option, which option shall then apply to all Reseller Resale Service orders received thirty (30) Business Days after Ameritech receives Reseller's written notice of election. If Reseller fails to make the election described in this SUBSECTION (B) within the Election Period,

Ameritech shall provision CARE-Initiated PIC Changes under SUBSECTION (A), and not under this SUBSECTION (B).

         7.6. Each Party shall be responsible for providing to its Customers and to the other Party a telephone number or numbers that its Customers can use to contact the first Party in the event of a repair request. If a Customer contacts the Party that is not its local provider with regard to a repair request, such Party shall inform such Customer that they should call their local provider and may provide to the Customer such local provider's contact number.

         7.7. If Ameritech maintains an Emergency Telephone Number Service Database, Reseller shall provide Ameritech with accurate and complete information regarding Reseller's Customers in a method reasonably prescribed by Ameritech to allow Ameritech to update such Emergency Telephone Number Service database.

         7.8. Prior to the Service Start Date, Reseller shall have received and communicated to Ameritech its Carrier Identification Code and its Access Carrier Name Abbreviation or Interexchange Access Customer Code.

         7.9. Notwithstanding anything to the contrary in this Agreement, Reseller is solely responsible for the payment of charges for all Resale Services furnished pursuant to this Agreement, including calls originated or accepted by it and its Customers.

         7.10. If Reseller ceases to resell the Resale Services to its Customers and fails to make arrangements for the continuation of such Resale Service, Reseller shall provide an option to its Customers to select an alternate carrier to provide resale local exchange Telecommunications Services to such Customers.

8.0      RESPONSIBILITIES OF AMERITECH

         8.1. Ameritech shall provide access to the following services:

              (a) Universal Emergency Number Service (9-1-1), a telephone exchange communication service that includes lines and equipment necessary for the answer, transfer and dispatch of public emergency telephone calls originated by persons within the telephone central office areas arranged for 9-1-1 calling.

              (b) Basic 9-1-1 service (where available), a service that provides for the routing of all 9-1-1 calls originated by Customers that have telephone numbers beginning with a given central office prefix code or codes to a single Public Safety Answering Point ("PSAP") equipped to receive those calls.

              (c) Enhanced 9-1-1 ("E9-1-1") service, a service that provides additional features to Basic 9-1-1- service, such as selective routing of 9-1-1 calls to a specific

         PSAP which is selected from the various PSAPs serving Customers within that central office area.

         Both Reseller and its Customers purchasing Resale Services under this Agreement are not charged for calls to the 9-1-1 number except as provided in any applicable tariff or pursuant to any Applicable Law.

         8.2. Ameritech shall provide to Reseller, for Reseller Customers, 9-1-1 call routing to the appropriate PSAP. Ameritech shall provide and validate Reseller Customer information to the PSAP. Ameritech shall use its service order process to update and maintain, on the same schedule that it uses for its retail Customers, the Reseller Customer service information in the ALI/DMS (Automatic Location Identification/Data Management System) used to support 9-1-1 services. Any 9-1-1 surcharges assessed by a municipality on Resale Services provided to Reseller Customers shall be included by Ameritech on Reseller's invoice and Reseller agrees to pay Ameritech all such surcharges. Ameritech shall then be responsible for submitting to the applicable municipalities all surcharges collected from Reseller.

         8.3. Ameritech shall make available to Reseller's personnel, at then prevailing prices, training related to the use and operation of the Resale Services.

         8.4. Upon Reseller's request, Ameritech shall provide Reseller nondiscriminatory access to, and Reseller agrees to use, Ameritech's Operations Support Systems functions for pre-ordering, ordering, provisioning, maintenance and repair, and billing.

         8.5. Resale Services made available by Ameritech for resale hereunder and Operations Support Systems functions for ordering, provisioning, repair, maintenance and billing shall be equal in quality to that provided by Ameritech to itself or to any subsidiary, Affiliate or any other person to which Ameritech directly provides the Resale Service, including Ameritech's retail Customers.

         8.6. Consistent with Reseller's forecasted volumes and subject to the terms and conditions of SECTION 5.2, Ameritech shall provision Resale Services with the same timeliness that such Resale Services are provisioned to Ameritech's subsidiaries, Affiliates or other persons to whom Ameritech directly provides the Resale Service, including Ameritech's retail Customers; provided that if Reseller submits Non-Electronic Orders for Resale Service pursuant to
SECTION 5.5, Ameritech shall provision such orders as provided in such
SECTION 5.5.

         8.7. PERFORMANCE BENCHMARKS

         8.7.1. Ameritech shall provide Resale Services to Reseller in accordance with the performance benchmarks set forth on SCHEDULE 8.7 (collectively, THE "RESALE PERFORMANCE BENCHMARKS") but subject to the last sentence of SECTION 2.3.

         8.7.2. To determine Ameritech's compliance with the Resale Performance Benchmarks, Ameritech shall maintain records of specific criteria listed on
SCHEDULE 8.7 (each, a "Resale Performance Activity") relating to Resale Services it provides to itself and to its subsidiaries, Affiliates and retail Customers (the "AMERITECH RESALE RECORDS") and parallel records of the Resale Services provided to (i) Reseller (the "Reseller Records") and (ii) on an aggregate basis, resellers of Ameritech's Telecommunications Services other than Reseller (the "Other Reseller Records"), in each case segregated on the basis of whether the Resale Services were ordered through Provisioning EI or by Non-Electronic Orders. The Resale Performance Activities will be revised in accordance with the procedures set forth in the Implementation Plan if Ameritech no longer measures criterion in assessing its performance in providing such Resale Service to Ameritech's retail Customers or begins to measure additional criteria.

         8.7.3. Subject to the last sentence of this SECTION 8.7.3, Ameritech shall provide to Reseller for each calendar month (a "Reporting Period"), by the twenty-second (22nd) day of the following month, in a self-reporting format, the applicable Ameritech Resale Records, the Reseller Resale Records and the Other Reseller Records so that the Parties can determine Ameritech's compliance with the Resale Performance Benchmarks. If (i) Ameritech fails to comply with a Resale Performance Benchmark with respect to a Resale Performance Activity for a Reporting Period, (ii) the sample size of the Resale Performance Activity measured for such Reporting Period is statistically valid, and (iii) the amount by which the applicable Resale Performance Activity deviates from the corresponding Resale Performance Benchmark is statistically significant, then Ameritech shall have committed a "RESALE SPECIFIED PERFORMANCE BREACH." Notwithstanding anything to the contrary in this SECTION 8.7, the Parties acknowledge that the Other Reseller Records shall be provided to Reseller (x) on an aggregate basis and (y) in a manner that preserves the confidentiality of each other reseller and any of such reseller's proprietary information (including CPNI). Notwithstanding anything to the contrary in this SECTION 8.7, Ameritech shall not be required to provide Reseller any records as set forth in this SECTION 8.7.3 for a Reporting Period if Reseller is reselling less than one thousand (1000) resold lines in such Reporting Period.

         8.7.4. In no event shall Ameritech be deemed to have committed a Resale Specified Performance Breach if Ameritech's failure to meet or exceed a Resale Performance Benchmark is caused by a Delaying Event. If a Delaying Event (i) prevents Ameritech from performing a certain function or action that affects a Resale Performance Activity, then such occurrence shall be excluded from the calculation of such Resale Performance Activity and the determination of Ameritech's compliance with the applicable Resale Performance Benchmark or (ii) only suspends Ameritech's ability to timely perform such Resale Performance Activity, then the applicable time frame in which Ameritech's compliance with the Resale Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

                   8.7.5. Upon the occurrence of a Resale Specified Performance Breach by Ameritech, Reseller may elect one of the following two remedies:

                  (a) Forego the dispute escalation procedures set forth in
          SECTION 18.0 and seek any relief it is entitled to under Applicable Law; or

                  (b) Ameritech shall pay to Reseller as liquidated damages any amounts that Reseller is entitled to receive under then existing Commission procedures relating to the failure by Ameritech to comply with the Commission performance standards.

                  8.7.6. Reseller shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that Ameritech offers Credit Allowances to its retail Customers.

         8.8. Ameritech shall make available to Reseller for its Customers directory listings in accordance with SCHEDULE 8.8.

         8.9. Effective as of the date of a Reseller's Customer's subscription to Reseller local exchange Telecommunications Service, Ameritech will block the LEC-assigned telephone line calling card number (including area code) from the Line Identification Database.

         8.10. Upon conversion to Reseller local exchange Telecommunications Service of an existing Telecommunications Assistance Program Customer, no exchange of qualification documentation is necessary. Notwithstanding the foregoing, Reseller, and not Ameritech, shall be responsible for maintaining, recertifying and enforcing any necessary qualifications for a Telecommunications Assistance Program Customer to which Reseller provides local exchange Telecommunications Services.

         8.11. Reseller, and not Ameritech, shall be responsible for maintaining, certifying and enforcing any necessary qualifications in accordance with Applicable Law for a Customer electing per line Blocking for Caller ID to which Reseller provides local exchange Telecommunications Service.

         8.12. If Ameritech makes a notation on the Customer Service Records ("CSR") of Customers who qualify for certain services available to physically challenged individuals (e.g., special discounts) ("SPECIAL SERVICES"), Ameritech shall provide such data to Reseller on the CSR made available to Ameritech for its Customers. For usage by a Reseller Customer of a Telephone Relay Service, Ameritech will provide Reseller with all billing information furnished to Ameritech by the provider of the Telephone Relay Service.

         8.13. Ameritech shall, via tariff filings and as provided in the Implementation Plan, notify Reseller of any changes in the terms and conditions under which Ameritech offers Resale Services, including the introduction of any new features, functions, or services. Notwithstanding anything to the contrary in this Agreement, any notice or information provided by Ameritech pursuant to this SECTION 8.12 (other than a publicly filed tariff) shall be deemed "PROPRIETARY INFORMATION" and subject to the terms and conditions of
SECTION 17.0.

9.0      BILLING

         9.1. Ameritech shall provide Reseller a specific Daily Usage File ("DUF") for Resale Services provided hereunder ("CUSTOMER USAGE DATA"). Such Customer Usage Data shall be recorded by Ameritech in accordance with the Ameritech Electronic Billing System (AEBS) and Exchange Message Record (EMR). The DUF shall include (i) specific daily usage, in EMR format (if and where applicable) for each individual Resale Service that is provided to Ameritech's Customers on a usage sensitive basis and (ii) sufficient detail to enable Reseller to bill its Customers for Resale Services provided by Ameritech. Ameritech will provide to Reseller detailed specifications which will enable Reseller to develop an interface for the exchange of Customer Usage Data. Procedures and processes for implementing the interface will be included in the Implementation Plan. Except as provided in SECTION 9.4, no other detailed billing shall be provided by Ameritech to Reseller.

         9.2. Interexchange call detail on resold lines that is forwarded to Ameritech for billing, which would otherwise be processed by Ameritech for its retail Customers, will be returned to the IXC and will not be passed through to Reseller. This call detail will be returned to the IXC with a transaction code indicating that the returned call originated from a resold account. Billing for Information Services Traffic (including 976 calls) and Ancillary Service Traffic on resold lines will be passed through when Ameritech records the message. If Reseller does not wish to be responsible for Information Services Traffic (including 976 calls) or Ancillary Service Traffic, it must order blocking for resold lines at the time of submitting an order. If Reseller wishes to be responsible for Information Services Traffic (including 976 calls) and Ancillary Service Traffic, Reseller must indicate its agreement to comply with the terms and conditions set forth in SCHEDULE 9.2. to facilitate processing the foregoing messages. If Reseller has elected to be responsible for Information Services Traffic and Ancillary Service Traffic but fails to comply with the terms and conditions set forth in SCHEDULE 9.2, Ameritech may block such Information Services traffic (including 976 calls) and Ancillary Service Traffic.

         9.3. Reseller shall be responsible for providing all billing information to its Customers who purchase Resale Services from Reseller.

         9.4. Ameritech shall bill Reseller for Resale Services provided by Ameritech to Reseller pursuant to the provisions of SECTION 9.0., Ameritech shall recognize Reseller as the Customer of Record for all Resale Services and will send all notices, bills and other pertinent information directly to Reseller. The bill will include sufficient data to enable Reseller to (i) bill all charges to its Customers which are not included as Customer Usage Data and
(ii) reconcile the billed charges with the Customer Usage Data.

         9.5. The Parties may agree on other billing and collection services to be provided by Ameritech to Reseller on a contract basis. The terms and conditions under which these services are provided will be defined in a separate billing and collection agreement.

10.0     USE OF SERVICE

         10.1. Reseller, and not Ameritech, shall be responsible to ensure that its and its Customers' use of the Resale Services comply at all times with Applicable Law. Ameritech may refuse to furnish or may disconnect Resale Services to a Reseller Customer when:

               (a) An order is issued by a court, the Commission or any other duly authorized agency, finding that probable cause exists to believe that the use made or to be made of a resale local exchange Telecommunications Service is prohibited by Applicable Law, or

               (b) Ameritech is notified in writing by a law enforcement agency acting within its jurisdiction that any facility furnished by Ameritech is being used or will be used for the purpose of transmitting or receiving gambling information in interstate or foreign commerce in violation of law.

         10.2. Termination of Resale Service shall take place after reasonable notice is provided to Reseller by Ameritech or as ordered by a court.

         10.3. To the extent provided under the Telephone Consumer Protection Act (47 U.S.C. ss. 227) and regulations thereunder, Resale Service shall not be used for the purpose of solicitation by recorded message when such solicitation occurs as a result of unrequested calls initiated by the solicitor by means of automatic dialing devices. Such devices, with storage capability of numbers to be called or a random or sequential number generator that produces numbers to be called and having the capability, working alone or in conjunction with other equipment, of disseminating a prerecorded message to the number called and which are calling party or called party controlled, are expressly prohibited.

         10.4. Reseller shall not use any product or service provided under this Agreement or any other service related thereto or used in combination therewith in any manner that interferes with any person in the use of such person's Telecommunications Service, prevents any person from using its Telecommunications Service, impairs the quality of Telecommunications Service to other carriers or to either Party's Customers, causes electrical hazards to either Party's personnel, damage to either Party's equipment or malfunction of either Party's billing equipment. If Reseller's use of Resale Services interferes unreasonably with the Resale Services of other carriers or their customers or Ameritech or Reseller's Customers, Reseller shall be required to take Resale Services in sufficient quantity or of a different class or grade to correct such interference.

         10.5. The determination as to whether Resale Service provided under this Agreement should be classified as a business service or residential service shall be based on the character of the use to be made of such Resale Service by Reseller's Customer.

         10.6. Interfaces with law enforcement agencies and other security matters shall be conducted as specified in SCHEDULE 10.6.

11.0     PAYMENTS; TAXES AND AUDITS

         11.1. PAYMENT OF CHARGES. Subject to the terms of this Agreement, Reseller shall pay Ameritech all undisputed amounts on or before the date (the "Bill Due Date") which is the later of (i) thirty (30) calendar days after Reseller's receipt of an invoice and (ii) forty-five (45) calendar days from the date of invoice. If the Bill Due Date is on a day other than a Business Day, payment will be made on the next Business Day. Payments shall be made in U.S. Dollars via electronic funds transfer ("EFT") to Ameritech's bank account. Within thirty (30) days of the Effective Date, Ameritech shall provide Reseller the name and address of its bank, its account and routing number and to whom payments should be made payable. If such banking information changes, Ameritech shall provide Reseller at least sixty (60) days' written notice of the change and such notice shall include the new banking formation. If Reseller receives multiple invoices which are payable on the same date, Reseller may remit one (1) payment for the sum of all amounts payable to Ameritech's bank. Each Party shall provide the other Party with a contact person for the handling of payment questions, or problems.

         11.2.    TAXES.

                  11.2.1. Reseller shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon Reseller (or Ameritech when Ameritech is permitted to pass along to Reseller such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. Reseller shall furnish Ameritech a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to Reseller for any charges invoiced prior to the date such exemption certificate is furnished. To the extent that a Party includes gross receipts taxes in any of the charges or rates of services provided hereunder, no additional gross receipts taxes shall be levied against or upon Reseller.

                  11.2.2. The Party obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery; provided that such contesting Party shall not permit any lien to exist on any asset of the other Party by reason of such contest. The Party obligated to collect and remit shall cooperate in any such contest by the other Party. As a condition of contesting any taxes due hereunder, the contesting Party agrees to be liable and indemnify and reimburse the other Party for any additional amounts that may be due by reason of such contest, including any interest and penalties.

         11.3. INTEREST CHARGES. If Reseller fails to remit payment for any charges for services by the Bill Due Date, or if a payment or any portion of a payment is received by Ameritech after the Bill Due Date, or if a payment or any portion of a payment is received in funds which are not immediately available to Ameritech as of the Bill Due Date (individually and collectively, "PAST DUE"), then an interest charge shall be assessed for late payment. Past Due amounts shall accrue interest as provided in SECTION 11.6. Any interest charges assessed on any Disputed Amounts shall be paid or credited, as the case may be, as provided in SECTION 11.4.2. In no event, however, shall interest be assessed on any previously assessed interest charges.

         11.4.    DISPUTED AMOUNTS.

                  11.4.1. If any portion of an amount due to Ameritech under this Agreement is subject to a bona fide dispute between the Parties, Reseller shall, prior to the Bill Due Date, give written notice to Ameritech of the amounts it disputes ("DISPUTED AMOUNTS") and include in such written notice the specific details and reasons for disputing each item; provided, however, a failure to provide such notice by that date shall not preclude Reseller from subsequently challenging billed charges. Reseller shall pay when due (i) all undisputed amounts to Ameritech and (ii) all Disputed Amounts into an interest-bearing escrow account with a third party escrow agent satisfactory to Ameritech. Notwithstanding the foregoing, except as provided in SECTION 11.5, Reseller shall be entitled to dispute only those charges for which the Bill Due Date was within the immediately preceding twelve (12) months of the date on which Ameritech received notice of such Disputed Amounts. Reseller shall, however, pay Ameritech all undisputed amounts on or before the Bill Due Date.

                  11.4.2. Disputed Amounts in escrow shall be subject to interest charges as set forth in SECTION 11.3. If the dispute regarding the Disputed Amounts is resolved in favor of Reseller, Ameritech shall credit Reseller's invoice for the amount of the Disputed Amounts, together with any applicable interest charges assessed, no later than the second Bill Due Date after the resolution of the dispute. Accordingly, if the dispute regarding the Disputed Amounts is resolved in favor of Ameritech, Reseller shall pay Ameritech the amount of the Disputed Amounts, together with any associated interest charges assessed, no later than the second Bill Due Date after the resolution of the dispute.

                  11.4.3. If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to Ameritech of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the Disputed Amounts and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Disputed Amounts and negotiate in good faith in an effort to resolve such Disputed Amounts. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

                  11.4.4. If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to SECTION 11.4.3, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission, the FCC, or a court of competent jurisdiction may direct payment of any or all Disputed Amounts (including any accrued interest) thereon or additional amounts awarded to be paid to either Party.

                  11.4.5. The Parties agree that all negotiations pursuant to this SECTION 11.4 shall remain confidential in accordance with SECTION
         17.0 and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

11.5.    AUDIT RIGHTS.

         11.5.1. Subject to the restrictions set forth in SECTION 17.0, and except as may be otherwise specifically provided in this Agreement, a Party ("AUDITING PARTY") may audit the other Party's ("AUDITED PARTY") books, records, data and other documents, as provided herein, once annually (commencing on the Service Start Date) for the purpose of evaluating the accuracy of Audited Party's billing, invoicing and/or payment under this Agreement. The scope of the audit shall be limited to the services provided and purchased by the Parties and the associated charges, books, records, data and other documents relating thereto for the period which is the shorter of (i) the period subsequent to the last day of the period covered by the audit which was last performed (or if no audit has been performed, the Service Start Date) and (ii) the twelve (12) month period immediately preceding the date the Audited Party received notice of such requested audit, but in any event not prior to the Service Start Date. Such audit shall begin no fewer than thirty (30) days after Audited Party receives a written notice requesting an audit and shall be completed no later than thirty
(30) days after the start of such audit. Such audit shall be conducted by an independent auditor acceptable to both Parties. The Parties shall select an auditor by the thirtieth (30) day following the Audited Party's receipt of a written audit notice. The Auditing Party shall cause the independent auditor to execute a nondisclosure agreement in a form agreed upon by the Parties. Notwithstanding the foregoing, an Auditing Party may audit the Audited Party's books, records and document more than once (1) during any annual period if the previous audit found previously uncorrected net variances or errors in invoices in the Auditing Party's favor with an aggregate value of at least two percent (2%) of the amounts due or payable by Auditing Party for audited services provided during the period covered by the audit.

         11.5.2. Each audit shall be conducted on the premises of the Audited Party during normal business hours. Audited Party shall cooperate fully in any such audit, providing the independent auditor reasonable access to any and all appropriate Audited Party employees and books, records and other documents reasonably necessary to assess the accuracy of Audited Party's bill. No Party shall have access to the data of the other Party, but shall rely upon summary results provided by the independent auditor. Audited Party may redact from the books, records and other documents provided to the independent auditor any confidential Audited Party information that reveals the identity of Customers of Audited Party or CPNI of any such Customer. Each Party shall maintain reports, records and data relevant to the billing of any services that are the subject matter of this Agreement for a period of not less than twenty-four (24) months after creation thereof, unless a longer period is required by Applicable Law.

         11.5.3. If any audit confirms any undercharge or overcharge, then Audited Party shall (i) for any overpayment promptly correct any billing error, including making refund of any overpayment by Auditing Party in the form of a credit on the invoice for the first full billing cycle after the Parties have agreed upon the accuracy of the audit results and (ii) for any undercharge caused by the actions of or failure to act by the Audited Party, immediately compensate Auditing Party for such undercharge, in each case with interest at the lesser of (x) one and one-half percent (1 1/2%) per month and (y) the highest rate of interest that may be charged under Applicable Law, compounded daily, for the number of days from the date on which such undercharge or overcharge originated until the date on which such credit is issued or payment is made and available, as the case may be.

         11.5.4. Audits shall be at Auditing Party's expense, subject to reimbursement by Audited Party in the event that an audit finds, and the Parties subsequently verify, adjustment in the charges or in any invoice paid or payable by Auditing Party hereunder by an amount that is, on an annualized basis, greater than two percent (2%) of the aggregate charges for the audited services during the period covered by the audit.

         11.5.5. Any disputes concerning audit results shall be referred to the Parties' respective responsible personnel for informal resolution. If these individuals cannot resolve the dispute within thirty (30) days of the referral, either Party may request in writing that an additional audit shall be conducted by an independent auditor acceptable to both Parties, subject to the requirements set forth in this SECTION 11.0. Any additional audit shall be at the requesting Party's expense.

         11.6 INTEREST RATE. Any undisputed amounts not paid and immediately available when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month and (ii) the highest rate of interest that may be charged under Applicable Law, compounded daily from the number of days from the Bill Due Date to and including the date that payment is actually made and available.

         11.7 FAILURE TO PAY. If (i) Reseller fails to pay any undisputed amounts that are past due within fifteen (15) Business Days of its receipt of demand from Ameritech that such undisputed amounts are then due, (ii) Ameritech discontinues Reseller's Resale Services in accordance with Applicable Law upon Reseller's failure to pay such past due undisputed amounts and (iii) a Reseller Customer fails to select a new carrier prior to such discontinuation of Reseller's Resale Services, then Ameritech may, subject to tariffed eligibility requirements, provide local exchange Telecommunications Service to such Customer at Ameritech's then current tariff rates, except that Reseller agrees that it shall pay to Ameritech all applicable service establishment charges that would otherwise have been assessed to such Customer. Reseller acknowledges that Ameritech shall have no liability to Reseller or Reseller's Customers in the event Ameritech discontinues the provision of Resale Services for Reseller's failure to pay past due undisputed amounts as provided in this SECTION 11.7.

12.0     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

         EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE RESALE SERVICES CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

13.0     INDEMNIFICATION

         13.1. A Party (the "INDEMNIFYING PARTY") shall defend and indemnify the other Party, its officers, directors, employees and permitted assignees (collectively, the "INDEMNIFIED PARTY") and hold such Indemnified Party harmless against

              (a) any Loss to a third person arising out of the negligence or willful misconduct by Indemnifying Party or its agents, contractors, or others retained by such parties in connection with its provision of services under this Agreement;

              (b) any Loss arising from such Indemnifying Party's use of services offered under this Agreement, involving pending or threatened claims, actions, proceedings or suits ("CLAIMS") for libel, slander, invasion of privacy, or infringement of Intellectual Property rights arising from the Indemnifying Party's own communications or the communications of such Indemnifying Party's Customers;

             (c) any Loss arising from Claims for actual or alleged infringement of any Intellectual Property right of a third person to the extent that such Loss arises from an Indemnified Party's or an Indemnified Party's Customer's use of a service provided under this Agreement; provided, however, that an Indemnifying Party's obligation to defend and indemnify the Indemnified Party shall not apply in the case of (i) (A) any use by an Indemnified Party of a service (or element thereof) in combination with elements, services or systems supplied by the Indemnified Party or persons other than the

         Indemnifying Party or (B) where an Indemnified Party or its Customer modifies or directs the Indemnifying Party to modify such service and
         (ii) no infringement would have occurred without such combined use or modification; and

                  (d) any and all penalties imposed upon the Indemnifying Party's failure to comply with the Communications Assistance to Law Enforcement Act of 1994 ("CALEA") and, at the sole cost and expense of the Indemnifying Party, any amounts necessary to modify or replace any equipment, facilities or services provided to the Indemnified Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

         13.2. Notwithstanding anything to the contrary contained herein, in no event shall an Indemnifying Party have an obligation to indemnify, defend, hold the Indemnified Party harmless or reimburse the Indemnified Party or its Customers for any Loss arising out of a Claim for liquidated damages asserted against such Indemnified Party.

         13.3. Whenever a Claim shall arise for indemnification under this
SECTION 13.0. the relevant Indemnified Party, as appropriate, shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give written notice to the Indemnified Party of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party. Until such time as Indemnifying Party provides such written notice of acceptance of the defense of such Claim, the Indemnified Party shall defend such Claim, at the expense of the Indemnifying Party, subject to any right of the Indemnifying Party, to seek reimbursement for the costs of such defense in the event that it is determined that Indemnifying Party had no obligation to indemnify the Indemnified Party for such Claim. The Indemnifying Party shall have exclusive right to control and conduct the defense and settlement of any such Claims subject to consultation with the Indemnified Party. The Indemnifying Party shall not be liable for any settlement by the Indemnified Party unless such Indemnifying Party has approved such settlement in advance and agrees to be bound by the agreement incorporating such settlement. At any time, an Indemnified Party shall have the right to refuse a compromise or settlement and, at such refusing Party's cost, to take over such defense; provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the relevant Indemnified Party against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnified Party and also shall be entitled to employ separate counsel for such defense at such Indemnified Party's expense. If the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense, subject to the restrictions and limitations set forth in SECTION 17.0.

14.0     LIMITATION OF LIABILITY

         14.1. A Party shall be responsible only for the service(s) and facility(ies) (including Resale Services provided by Reseller and other Telecommunications Services provided by Ameritech) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the services and facilities provided by the other Party, its agents, subcontractors, or others retained by such parties. Except as otherwise provided in SECTION 13.0, a Party shall not be liable to the other Party for any Loss, defect or equipment failure caused by the conduct of the other Party, the other Party's Customers, agents, servants, contractors or others acting in aid or in concert with the other Party.

         14.2. Except for indemnity obligations under SECTION 13.0, Ameritech's liability to Reseller for any Loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract, tort or otherwise, shall be limited to the total amount properly charged to Reseller by Ameritech for the service(s) or function(s) not performed or improperly performed. Notwithstanding the foregoing, in cases involving any Claim for a Loss associated with the installation, provision, termination, maintenance, repair or restoration of a Resale Service provided for a specific Reseller Customer, liability shall be limited to the greater of: (i) the total amount properly charged to Reseller for the service or function not performed or improperly performed and (ii) the amount Ameritech would have been liable to its Customer if the comparable retail service was provided directly to its Customer.

         14.3. A Party may, in its sole discretion, provide in its tariffs and contracts with its Customers or third parties that relate to any service, product or function provided or contemplated under this Agreement that, to the maximum extent permitted by Applicable Law, such Party shall not be liable to such Customer or third party of (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such Party would have charged the applicable person for the service, product or function that gave rise to such Loss and (ii) any Consequential Damages (as defined in SECTION 14.4). To the extent a Party elects not to place in its tariffs or contracts such limitation(s) of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitation(s) of liability provisions referenced in this SECTION 14.3.

         14.4. In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "CONSEQUENTIAL DAMAGES"), even if the other Party has been advised of the possibility of such damages; provided, that the foregoing shall not limit a Party's obligation under SECTION 13.0 to indemnify, defend and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorneys' fees) and Consequential Damages of such third party.

         14.5. Ameritech shall not be responsible for mistakes that appear in Ameritech's listings, 9-1-1 and information databases or for incorrect referrals of customers to Reseller for any ongoing Reseller services, sales or repair inquiries, and with respect to such mistakes or incorrect referrals, Reseller shall indemnify and hold Ameritech harmless from any and all Losses incurred on account thereof by third parties (including Reseller's Customers or employees). Notwithstanding anything to the contrary contained herein, Ameritech's liability to Reseller and any third party shall be limited to the maximum extent permitted by Section 36-8-16-18 of the Indiana Code.

         14.6 Ameritech shall not be responsible for Reseller's or Reseller's Customer's integration of service components. Ameritech shall not be responsible for the manner in which the use of Resale Services or the associated charges of Resale Services are allocated to others by Reseller in reselling the Resale Services. All applicable rates and charges for the Resale Service shall be billed to and be the responsibility of Reseller.

         14.7 No remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under Applicable Law or otherwise.

15.0     TERMINATION

         15.1. Ameritech shall have the right to terminate this Agreement if Reseller has not obtained within ninety (90) days after the Effective Date certification from the Commission as a reseller or LEC within the State of Indiana. Termination shall be effective upon Reseller's receipt of written notice thereof.

         15.2. If Reseller terminates this Agreement prior to the Service Start Date, or if Ameritech terminates this Agreement pursuant to SECTION 15.1, Reseller shall reimburse Ameritech for its reasonable and demonstrable costs (including any direct, out-of-pocket costs incurred by Ameritech on behalf of Reseller) of implementing the terms of this Agreement up to the date of cancellation.

         15.3. Except with respect to Reseller's failure to pay past due undisputed amounts as set forth in SECTION 11.7, when a Party believes that the other Party is in violation of a material term or condition of this Agreement ("DEFAULTING PARTY"), it shall provide written notice to such Defaulting Party of such violation prior to commencing the dispute resolution procedures set forth in SECTION 18.1 and it shall be resolved in accordance with the procedures established in Section 18.1.

         15.4. Upon termination or expiration of this Agreement in accordance with this SECTION 15.0:

               (a) each Party shall comply immediately with its obligations set forth in SECTION 17.4; and

               (b) each Party shall promptly pay all amounts (including any interest charges) for all services provided to and/or performed for such Party and all expenses that are properly accrued or incurred on behalf of such Party by the other Party prior to such expiration or termination.

16.0     REGULATORY APPROVAL

         16.1. The Parties understand and agree that this Agreement will be filed with the Commission for approval by such Commission pursuant to Section 252 of the Act. If the Commission, the FCC or any court rejects any portion of this Agreement, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion and related provisions; provided that such rejected portion shall not affect the validity of the remainder of this Agreement.

         16.2. The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the text of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date. In the event of any amendment of the Act, or any legislative, regulatory, judicial order, rule or regulation or other legal action that revises or reverses the Act, the FCC's First Peport and Order in CC Docket Nos. 96-98 and 95-185 or any applicable Commission order or arbitration award purporting to apply the provisions of the Act (individually and collectively, an "AMENDMENT TO THE ACT"), either Party may by providing written notice to the other Party require that the affected provisions be renegotiated in good faith and this Agreement be amended accordingly to reflect the pricing, terms and conditions of each such Amendment to the Act relating to any of the provisions in this Agreement. If any such amendment to this Agreement affects any rates or charges of the services provided hereunder, such amendment shall be retroactively effective as determined by the Commission and each Party reserves its rights and remedies with respect to the collection of such rates or charges, including the right to seek a surcharge before the applicable regulatory authority.

         16.3. If any legislative, regulatory, judicial or other legal action (other than an Amendment to the Act, which is provided for in SECTION 16.2) materially affects the ability of a Party to perform any material obligation under this Agreement, a Party may, on thirty (30) days' written notice (delivered not later than thirty (30) days following the date on which such action has become legally binding), require that the affected provision(s) be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new provision(s) as may be required; provided that such affected provisions shall not affect the validity of the remainder of this Agreement.

17.0     PROPRIETARY INFORMATION

         17.1. DEFINITION OF PROPRIETARY INFORMATION.

               17.1.1. "PROPRIETARY INFORMATION" means:

                 (a) all proprietary or confidential information of a Party (a "Disclosing Party") including specifications, drawings, sketches, business information, forecasts, records (including each Party's records regarding Performance Benchmarks), Customer Proprietary Network Information, Customer Usage Data, audit information, models, samples, data, system interfaces, computer programs and other software and documentation that is furnished or made available or otherwise disclosed to the other Party or any of such other Party's Affiliates (individually and collectively, a "Receiving Party") pursuant to this Agreement and, if written, is marked "CONFIDENTIAL" or "PROPRIETARY" or by other similar notice or if oral or visual, is identified as "CONFIDENTIAL" OR "PROPRIETARY" at the time of disclosure; and

                 (b) any portion of any notes, analyses, data, compilations, studies, interpretations or other documents prepared by any Receiving Party to the extent that the same contain, reflect, are derived from, or are based upon, any of the information described in subsection (a) above, unless such information contained or reflected in such notes, analyses, etc. is so commingled with the Receiving Party's information that disclosure could not possibly disclose the underlying proprietary or confidential information (such portions of such notes, analyses, etc. referred to herein as "Derivative Information").

                  17.1.2. The Disclosing Party will use its reasonable efforts to follow its customary practices regarding the marking of tangible Proprietary Information as "CONFIDENTIAL," "PROPRIETARY," or other similar designation. The Parties agree that the designation in writing by the Disclosing Party that information, is confidential or proprietary shall create a presumption that such information is confidential or proprietary to the extent such designation is reasonable.

                  17.1.3. Notwithstanding the requirements of this SECTION 17.0, all information relating to the Customers of a Party, including information that would constitute Customer Proprietary Network Information of a Party pursuant to the Act and FCC rules and regulations, and Customer Usage Data, whether disclosed by one Party to the other Party or otherwise acquired by a Party in the course of the performance of this Agreement, shall be deemed "Proprietary Information."

17.2.    DISCLOSURE AND USE.

         17.2.1 Each Receiving Party agrees that from and after the Effective
Date:

                  (a) all Proprietary Information communicated, whether before, on or after the Effective Date, to it or any of its contractors, consultants or agents ("REPRESENTATIVES") in connection with this Agreement shall be held in confidence to the same extent as such Receiving Party holds its own confidential information; provided that such Receiving Party or Representative shall not use less than a reasonable standard of care in maintaining the confidentiality of such information;

                  (b) it will not, and it will not permit any of its employees, Affiliates or Representatives to disclose such Proprietary Information to any third person;

                  (c) it will disclose Proprietary Information only to those of its employees, Affiliates and Representatives who have a need for it in connection with the use or provision of services required to fulfill this Agreement; and

                  (d) it will, and will cause each of its employees, Affiliates and Representatives to use such Proprietary Information only to perform its obligations under this Agreement or to use services provided by the Disclosing Party hereunder and for no other purpose, including its own marketing purposes.

         17.2.2 A Receiving Party may disclose Proprietary Information of a Disclosing Party to its Representatives who need to know such information to perform their obligations under this Agreement; provided that before disclosing any Proprietary Information to any Representative, such Party shall notify such Representative of such person's obligation to comply with this Agreement. Any Receiving Party so disclosing Proprietary Information shall be responsible for any breach of this Agreement by any of its Representatives and such Receiving Party agrees, at its sole expense, to use its reasonable efforts (including court proceedings) to restrain its Representatives from any prohibited or unauthorized disclosure or use of the Proprietary Information. Each Receiving Party making such disclosure shall notify the Disclosing Party as soon as possible if it has knowledge of a breach of this Agreement in any material respect. A Disclosing Party shall not disclose Proprietary Information directly to a Representative of the Receiving Party without the prior written authorization of the Receiving Party.

         17.2.3 Proprietary Information shall not be reproduced by any Receiving Party in any form except to the extent (i) necessary to comply with the provisions of SECTION 17.3 and (ii) reasonably necessary to perform its obligations under this Agreement. All such reproductions shall bear the same copyright and proprietary rights notices as are contained in or on the original.

         17.2.4 This SECTION 17.2 shall not apply to any Proprietary Information which the Receiving Party can establish to have:

         (a) been disclosed by the Receiving Party with the Disclosing Party's prior written consent;

         (b) become generally available to the public other than as a result of disclosure by a Receiving Party;

         (c) been independently developed by a Receiving Party by an individual who has not had knowledge of or direct or indirect access to such Proprietary Information;

         (d) been rightfully obtained by the Receiving Party from a third person without knowledge that such third person is obligated to protect its confidentiality; provided that such Receiving Party has exercised commercially reasonable efforts to determine whether such third person has any such obligation; or

         (e) been obligated to be produced or disclosed by Applicable Law; provided that such production or disclosure shall have been made in accordance with SECTION 17.3.

17.3.    GOVERNMENT DISCLOSURE.

         17.3.1. If a Receiving Party desires to disclose or provide to the Commission, the FCC or any other governmental authority any Proprietary Information of the Disclosing Party, such Receiving Party shall, prior to and as a condition of such disclosure, (i) provide the Disclosing Party with written notice and the form of such proposed disclosure as soon as possible but in any event early enough to allow the Disclosing Party to protect its interests in the Proprietary Information to be disclosed and (ii) attempt to obtain in accordance with the applicable procedures of the intended recipient of such Proprietary Information an order, appropriate protective relief or other reliable assurance that confidential treatment shall be accorded to such Proprietary Information.

         17.3.2. If a Receiving Party is required by any governmental authority or by Applicable Law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. Upon receipt of written notice of the requirement to disclose Proprietary Information, the Disclosing Party, at its expense, may then either seek appropriate protective relief in advance of such requirement to prevent all or part of such disclosure or waive the Receiving Party's compliance with this SECTION 17.3 with respect to all or part of such requirement.

         17.3.3. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to seek pursuant to this SECTION 17.3. In the absence of such relief, if the Receiving Party is legally compelled to disclose any Proprietary Information, then the Receiving Party shall exercise all commercially reasonable efforts to preserve the confidentiality of the Proprietary Information, including cooperating with the Disclosing Party to obtain an appropriate order or other reliable assurance that confidential treatment will be accorded the Proprietary Information.

17.4.    OWNERSHIP.

         17.4.1. All Proprietary Information, other than Derivative Information, shall remain the property of the Disclosing Party, and all documents or other tangible media delivered to the Receiving Party that embody such Proprietary Information shall be, at the option of the Disclosing Party, either promptly returned to Disclosing Party or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Proprietary Information will continue to be subject to this Agreement), upon the earlier of (i) the date on which the Receiving Party's need for it has expired and (ii) the expiration or termination of this Agreement.

         17.4.2. At the request of the Disclosing Party, any Derivative Information shall be, at the option of the Receiving Party, either promptly returned to the Disclosing Party or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Derivative Information will continue to be subject to this Agreement), upon the earlier of (i) the date on which the Receiving Party's need for it has expired and (ii) the expiration or termination of this Agreement.

         17.4.3. The Receiving Party may at any time either return Proprietary Information to the Disclosing Party or destroy such Proprietary Information. If destroyed, all copies shall be destroyed and upon the written request of the Disclosing Party, the Receiving Party shall provide the Disclosing Party written certification of such destruction. The destruction or return of Proprietary Information shall not relieve any Receiving Party of its obligation to treat such Proprietary Information in the manner required by this Agreement.

18.0     DISPUTE RESOLUTION

         18.1. Except as otherwise provided herein, any dispute, controversy or claim (individually and collectively, a "Dispute") arising under this Agreement shall be resolved in accordance with the procedures set forth in this SECTION
18.1. In the event of a Dispute between the Parties relating to this Agreement and upon the written request of either Party, each of the Parties shall appoint within five (5) Business Days after a Party's receipt of such request a designated representative who has authority to settle the Dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Dispute and negotiate in good faith in an effort to resolve such Dispute. The specific format for such discussion will be left to the discretion of the designated representatives, however, all reasonable requests for relevant information made by one Party to the other shall be honored. If the Parties are unable to resolve issues related to a Dispute within thirty (30) days after the Parties' appointment of designated representatives as set forth above, the Parties shall attempt in good faith to resolve the Dispute according to the rules, guidelines or regulations of the Commission. Notwithstanding the foregoing, in no event shall the parties permit the pending of a Dispute to disrupt service to any Reseller Customer.

         18.2. Notwithstanding the foregoing, this SECTION 18.0 shall not be construed to prevent either Party from seeking and obtaining temporary equitable remedies, including temporary restraining orders, if, in its judgment, such action is necessary to avoid irreparable harm. Despite any such action, the Parties will continue to participate in good faith in the dispute resolution procedures described in this SECTION 18.0.

19.0     PUBLICITY

         Neither Party nor its subcontractors or agents shall use the other Party's trademarks, trade names, service marks or other proprietary marks in any advertising, press releases, publicity matters or other promotional materials without such other Party's prior written consent, except as permitted by Applicable Law. In no event shall either Party mischaracterize the contents of this Agreement or the business relationship of the Parties in any public statement or in any representation to a governmental entity or business thereof.

20.0     SEVERABILITY

         If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, each Party agrees that such provision shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that reflect such intent as closely as possible.

21.0     MISCELLANEOUS

         21.1.    AUTHORIZATION.

                  21.1.1 Ameritech Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ameritech Information Industry Services, a division of Ameritech Services, Inc., has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder on behalf of and as agent for Ameritech Indiana.

                  21.1.2 Reseller is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Reseller represents and warrants to Ameritech that it has been certified as an LEC by the Commission and is authorized to provide in the Territory the services contemplated hereunder.

                  21.1.3 Each Party represents to the other Party that the person signing this Agreement on behalf of such Party is properly authorized to enter into this Agreement. Each Party further acknowledges that it has read this Agreement, understood it, and agrees to be bound by all of its terms and conditions.

         21.2. COMPLIANCE WITH APPLICABLE LAW. Each Party shall comply with all applicable federal, state, and local laws, rules, and regulations (collectively, "APPLICABLE LAW") applicable to its performance under this Agreement. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of Applicable Law.

         21.3. SUBCONTRACTING. Either Party may subcontract the performance of its obligations under this Agreement without the prior written consent of the other Party; provided, however, that the Party subcontracting such obligation shall remain fully responsible for (i) the performance of such obligation, (ii) payments due its subcontractors and (iii) such subcontractors' compliance with the terms, conditions and restrictions of this Agreement.

         21.4. INDEPENDENT CONTRACTOR. Ameritech shall provide the Resale Services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

         21.5. FORCE MAJEURE. Neither Party shall be liable for any delay or failure in the performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (collectively, a "FORCE MAJEURE EVENT"). If a Force Majeure Event shall occur, the Party affected shall give prompt notice to the other Party of such Force Majeure Event specifying the nature, date of inception and expected duration of such Force Majeure Event, whereupon such obligation or performance shall be suspended to the extent such Party is affected by such Force Majeure Event during the continuance thereof or be excused from such performance depending on the nature, severity and duration of such Force Majeure Event (and the other Party shall likewise be excused from performance of its obligations to the extent such Party's obligations relate to the interfered performance). The affected Party shall use its reasonable efforts to avoid or remove the cause of nonperformance and the Parties shall give like notice and proceed to perform with dispatch once the causes are removed or cease.

         21.6. GOVERNING LAW. Unless otherwise provided by Applicable Law, this Agreement shall be governed by the domestic laws of the State of Indiana without reference to conflict of law provisions.

         21.7. NON-ASSIGNMENT. Reseller may not assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third person without the prior written consent of Ameritech; provided that Reseller may assign or transfer this Agreement to its Affiliate by providing prior written notice to Ameritech of such assignment or transfer; provided, further, that such assignment is not inconsistent with Applicable Law (including, the Affiliate's obligation to obtain proper Commission certification and approvals) or the terms and conditions of this Agreement. Notwithstanding the foregoing, Reseller may not assign or transfer this Agreement (or any rights or obligations hereunder) to its Affiliate if that Affiliate is a party to an agreement with Ameritech under Sections 251/252 of the Act. Any attempted assignment or transfer that is not permitted is void ab initio.

         21.8. NON-WAIVER. No waiver of any provision of this Agreement shall be effective unless the same shall be in writing and properly executed by or on behalf of the Party against whom such waiver or consent is claimed. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

         21.9. NOTICES. Notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (d) delivered by facsimile to the following addresses of the Parties:

               To Reseller:

               United States Telecommunications, Inc.
               13902 North Dale Mabry
               Suite 212
               Tampa, FL 33618
               Attn: Richard Pollara/Joseph Cillo
               Facsimile: (813) 961-1460

               To Ameritech:

               Ameritech Information Industry Services
               350 North Orleans, Floor 3
               Chicago, IL 60654
               Attn.: Vice President - Network Providers
               Facsimile: (312) 335-2927

               with a copy to:

               Ameritech Information Industry Services
               350 North Orleans, Floor 5
               Chicago, IL 60654
               Attn.: Vice President and General Counsel
               Facsimile: (312) 245-0254

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next Business Day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of facsimile.

         21.10. JOINT WORK PRODUCT. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

         21.11. NO THIRD PARTY BENEFICIARIES; DISCLAIMER OF AGENCY. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Parry undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

         21.12. NO LICENSE; AFFIRMATION OF PROPRIETARY RIGHTS. No license under patents, copyrights or any other Intellectual Property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by Ameritech to Reseller nor shall any license be implied or arise by estoppel with respect to any transactions contemplated under this Agreement. Both Parties acknowledge that each shall not acquire any proprietary or Intellectual Property rights in any Proprietary Information disclosed, furnished or made available by the other Party hereunder or any enhancement, improvement, revision, derivative work, extension, update or modification to any such Proprietary Information or any aspect thereof.

         21.13. NECESSARY APPROVALS. Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other persons that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other Party in obtaining and maintaining any required approvals and rights for which such Party is responsible.

         21.14. INSURANCE. At all times during the term of this Agreement, each Party shall keep and maintain in force at such Party's expense all insurance required by Applicable Law, general liability insurance in the amount of at least $10,000,000 and worker's compensation insurance. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self-insurance).

         21.15. GOOD FAITH PERFORMANCE. Each Party shall act in good faith in its performance under this Agreement and, in each case in which a Party's consent or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement, as the case may be.

         21.16. NOTICE OF CHANGES. If a Party (i) makes a change in its network that will materially affect the interoperability of its network with the other Party or (ii) changes Operations Support Systems functions that affect the operations of the other Party, the Party making the change shall provide reasonable advance written notice of such change to the other Party to the extent required by and within such time period as determined by the FCC or the Commission and their respective rules and regulations.

         21.17. DESIGNATION OF AFFILIATE. Each Party may without the consent of the other Party fulfill its obligations under this Agreement by itself or may cause its Affiliates to take some or all of such actions to fulfill such obligations. Upon such designation, the Affiliate shall become a primary obligor hereunder with respect to the delegated matter, but such designation shall not relieve the designating Party of its obligations as co-obligor hereunder. Any Party which elects to perform its obligations through an Affiliate shall cause its Affiliate to take all action necessary for the performance hereunder of such Party's obligations. Each Party represents and warrants that if an obligation under this Agreement is to be performed by an Affiliate, such Party has the authority to cause such Affiliate to perform such obligation and such Affiliate will have the resources required to accomplish the delegated performance.

         21.18. SURVIVAL. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including without limitation, SECTIONS 6.8, 7.9, 11.0, 12.0, 13.0, 14.0, 15.0, 17.0, and 21.11.

         21.19. ENTIRE AGREEMENT. The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written, other than the Nondisclosure Agreement. Notwithstanding the Nondisclosure Agreement and except as otherwise provided herein, the provisions of this Agreement (and not the Nondisclosure Agreement) shall apply to the treatment, disclosure and use following the date of this Agreement of all Proprietary Information which is communicated to a Receiving Party on or after the date of this Agreement. Neither Party shall be bound by any pre-printed terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the Effective Date.

UNITED STATES                           AMERITECH INFORMATION
TELECOMMUNICATIONS, INC.                INDUSTRY SERVICES, A DIVISION
                                        OF AMERITECH SERVICES, INC.,
                                        ON BEHALF OF AMERITECH
                                        INDIANA


By:  /s/ Joesph Cillo                   By:  /s/ Neil E. Cox
   -----------------------------           ------------------------------
Name:    Joesph Cillo                   Name:    Neil E. Cox
     ---------------------------             ----------------------------
Title:   Vice President                 Title:   President
      --------------------------              ---------------------------

                                  SCHEDULE 2.2

                                 RESALE SERVICES

         The Resale Services provided hereunder are those Telecommunications Services set forth in the Resale Tariff(s). The interim rates, charges and prices for such Resale Services are as ordered by the Commission in Causes Nos. 39983 and 40571-INT-01 and shall be replaced by these rates, charges and prices established by the Commission in the Permanent Rate Docket.

                                  SCHEDULE 5.3

                               IMPLEMENTATION PLAN

                       [To be agreed upon by the Parties.)


                                  Sch. 5.3 - 1

                                  SCHEDULE 5.4

               SERVICE ORDERING AND PROVISIONING EI FUNCTIONALITY

The Provisioning EI will provide Reseller with the ability to:

a) Obtain, during sales discussions with a Customer, access to the following Ameritech Customer service record data in a manner which is transparent to the Customer:

         -        Billing telephone number/name/address

         -        Service Location Address

         -        Working telephone number(s) on the account

         -        Existing service and features

         -        Blocking

         -        CLASS Features

         - Telephone Assistance Programs, Telephone Relay Service and similar services indicator

         -        Special Exemption Status indicator

         -        Directory Listing Information

         - Information necessary to identify the IntraLATA toll provider and InterLATA provider, as applicable.

b)       Obtain information on all features and services available;

c) Enter the Reseller Customer order for all desired features and services;

d) Assign a telephone number (if the Reseller Customer does not have one assigned);

e)       Establish the appropriate directory listing;

f)       Determine if a service call is needed to install the line or service;

g)       Schedule dispatch and installation, if applicable;

h)       Provide installation dates to Customer;

i) Order local intraLATA toll service and enter Reseller Customer's choice of primary interexchange carrier on a single, unified order; and

j)       Suspend, terminate or restore service to a Reseller Customer.

         Ameritech will support four (4) transaction types: Assume; Change; New; and Delete, as described in Ameritech's Electronic Service Guide, which is based on TCIF Customer Service, Issue 5. Notwithstanding the foregoing, Reseller shall be entitled to place orders to


                                  Sch. 5.4 - 1
transfer a Customer to Reseller without identifying the specific features and services being subscribed by such Customer at the time of the request ("MIGRATION-AS-IS"). However, unless agreed to by Ameritech, Migration-As-Is will not include any service subscribed which is not a Telecommunications Service.

         Reseller may request that the standard interval for provisioning will be expedited if Ameritech's standard intervals do not meet the Reseller Customer's requested due date. Orders will be expedited by Ameritech on the same basis as it expedites orders for itself and its subsidiaries, Affiliates and retail Customers.


                                  Sch. 5.4 - 2

                                 SCHEDULE 5.12

                         RESALE MAINTENANCE PROCEDURES

         1. Ameritech shall provide repair, maintenance, and testing, for all Resale Services in accordance with the terms and conditions of this SCHEDULE 5.12.

         2. Ameritech technicians shall provide repair service that is equal in quality to that provided to Ameritech Customers; trouble calls from Reseller Customers shall receive response time priority that is at parity to that of Ameritech Customers and shall be based on trouble severity, regardless of whether the Customer is a Reseller Customer or an Ameritech Customer.

         3. Ameritech shall provide Reseller with the same scheduled and non-scheduled maintenance, including required and recommended maintenance intervals and procedures, for all Resale Services provided to Reseller under this Schedule that it currently provides for the maintenance of its own network. Ameritech shall provide Reseller notice of any scheduled maintenance activity which may impact Reseller's Customers on the same basis it provides such notice to its subsidiaries, Affiliates, other resellers and its retail Customers. Scheduled maintenance shall include such activities as switch software retrofits, power tests, major equipment replacements, and cable rolls.

         4. Ameritech shall provide notice of non-scheduled maintenance activity that may impact Reseller Customers. Ameritech shall provide maintenance as promptly as possible to maintain or restore service and shall advise Reseller promptly of any such actions it takes.

         5. If service is provided to Reseller Customers before the EI for maintenance is established between Reseller and Ameritech, Reseller will transmit repair calls to Ameritech repair bureau by telephone.

         6. Ameritech repair bureau, including the Maintenance EI shall be on-line and operational twenty-four (24) hours per day, seven (7) days per week except when preventative maintenance and software revisions require an out-of-service condition. Ameritech will provide Reseller a twenty-four (24) hour advanced notification of such out-of-service conditions.

         7. Ameritech shall provide progress reports and status-of-repair efforts to Reseller upon request, and at a frequency interval to be determined by Ameritech. Ameritech shall inform Reseller of restoration of Resale Service after an outage has occurred.

         8. Maintenance charges for premises visits by Ameritech technicians shall be billed by Reseller to its Customer, and not by Ameritech. The Ameritech technician shall, however, present the Customer with unbranded form detailing the time spent, the materials used, and an indication that the trouble has either been resolved or that additional work will be necessary, in which case the Ameritech technician shall make an additional appointment with the Customer.


                                  Sch. 5.12 - 1

The Ameritech technician shall obtain the Customer's signature when available upon said form, and then use the signed form to input maintenance charges into Ameritech's repair and maintenance database.

         9. Dispatching of Ameritech technicians to Reseller Customer premises shall be accomplished by Ameritech pursuant to a request received from Reseller. The EI established between the Parties shall have the capability of allowing Reseller to receive trouble reports, analyze and sectionalize the trouble, determine whether it is necessary to dispatch a service technician to the Customer's premises, and verify any actual work completed on the Customer's premises.

         10. Upon receiving a referred trouble from Reseller, the Ameritech technician will offer a dispatch appointment and quoted repair time dependent upon Ameritech's force-to-load condition. Ameritech's maintenance administrators will override this standard procedure on a non-discriminatory basis, using the same criteria as Ameritech uses to expedite intervals for itself and its subsidiaries, Affiliates and retail Customers.


                                  Sch. 5.12 - 2

                                  SCHEDULE 7.1

                  FORM OF REPRESENTATION OF AUTHORIZATION (1\)

         This Representation of Authorization is delivered by Party A, a ____________ corporation with offices at ______________________________________
___________________________________ ("Party A") to Party B, a corporation with offices at _______________________________________ ("Party B") pursuant to that certain Agreement dated as of ________________, 1998 by and between the Parties (the "Resale Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed in the Resale Agreement.

         Party A hereby represents to Party B, for purposes of obtaining a Customer's Customer Proprietary Network Information ("CPNI") or for placing an order to change or establish a Customer's service, that it is a duly certificated LEC and that it is authorized to obtain CPNI and to place orders for Telephone Exchange Service (including Resale Service) upon terms and conditions contained herein.

         1. With respect to requests for CPNI regarding prospective Customers of Party A, Party A acknowledges that it must obtain written authorization in the form of a signed letter ("LETTER") that explicitly authorizes Party A to have access to the prospective Customer's CPNI. The Letter must be signed by the prospective Customer or the prospective Customer's authorized representative. In order to obtain the CPNI of the prospective Customer, Party A must submit to Party B the Letter. If Party A cannot provide a Letter, then Party B shall not provide CPNI to Party A.

         2. With respect to placing a service order for Telephone Exchange Service (including Resale Services) for a Customer, Party A acknowledges that it must obtain (i) a Letter or (ii) authorization through other means permitted by Applicable Law that governs a PLEC change ("DOCUMENTATION OF AUTHORIZATION"), in each case that explicitly authorizes Party A to change such Customer's PLEC and provide Telephone Exchange Service to such Customer. The Documentation of Authorization must be made by the prospective Customer or Customer's authorized representative. Party A need not submit the Documentation of Authorization to process a service order. However, Party A hereby represents that it will not submit a service order to Party B unless it has obtained appropriate Documentation of Authorization from the prospective Customer and has such Documentation of Authorization in its possession.

--------------------
(1/) For purposes of this SCHEDULE 7.1, "PARTY A" means the carrier requesting access to a prospective Customer's CPNI and "PARTY B" means the Party that provides the CPNI. As provided in SECTION 7.1. each Party shall deliver to the other Party a Representation of Authorization in the form of this SCHEDULE 7.1.


                                  Sch. 7.1 - 1

         3. The Documentation of Authorization must clearly and accurately identify Party A and the prospective Customer. Party B will only disclose CPNI to agents of Party A identified in the Letter or Documentation of Authorization.

         4. Party A acknowledges that if the PLEC of its prospective Customer is a carrier other than Party B, Party B may have incomplete, inaccurate or no CPNI on such prospective Customer. In such cases, Party A agrees that it, and not Party B, has the sole obligation to request the CPNI of such prospective Customer from that Customer's PLEC.

         5. Party A shall retain all Documentation of Authorization in its files for as long as Party A provides Telephone Exchange Service to the Customer or for as long as Party A makes requests for information on behalf of the Customer.

         6. Party A shall make Documentation of Authorization available for inspection by Party B during normal business hours. In addition, Party A shall provide Documentation of Authorization for Customers or prospective Customers to Party B upon request.

         7. Party A is responsible for, and shall hold Party B harmless from, any and all Losses resulting from Party B's reliance upon Party A's representations as to its authority to act on behalf of a Customer or prospective Customer in obtaining CPNI from Party B or placing a service order with Party B for Telephone Exchange Service. In addition, Party A acknowledges that Party B makes no representation or warranty as to the accuracy or completeness of any CPNI disclosed hereunder and that Party B shall have no liability to Party A in connection therewith.

         8. If Party A fails to abide by the procedures set forth herein, Party B reserves the right to insist upon the submission of a Letter or other Documentation of Authorization for each Customer in connection with a request for a service order.

         9. This Representation of Authorization shall commence on the date noted below and shall continue in effect until termination or expiration of the Resale Agreement.

Dated this _______ day of _________________ 1998.

PARTY A

By:
   --------------------------------
Title:
      -----------------------------
Printed Name:
             ----------------------


                                  Sch. 7.1 - 2

                                  SCHEDULE 7.2

        PROCEDURES FOR THE SELECTION OF PRIMARY LOCAL EXCHANGE CARRIERS

         In the event that Reseller submits an order under this Agreement, and the Customer notifies Ameritech within the greater of ninety (90) days or two
(2) billing cycles of the date Reseller submitted such order that it did not authorize Reseller to provide local exchange Telecommunications Services to such Customer ("Unauthorized Switching"), Reseller must provide Ameritech with that Customer's Documentation of Authorization within three (3) Business Days after Ameritech's request. In the event that Reseller cannot provide the Documentation of Authorization within three (3) Business Days, Reseller must within three (3) Business Days thereafter:


         - notify Ameritech to change the Customer back to the carrier providing service to the Customer before the change to Reseller was made, and

         - provide any information and billing records Reseller has obtained relating to such Customer to the prior carrier; and

         - pay Ameritech $50.00 per line to compensate Ameritech for switching the Customer back to the original carrier.

         Reseller's Customer or Ameritech's Customers may request Ameritech to permit changes of their Primary Local Exchange Company (PLEC) only upon end user password-based notification to Ameritech that such Customer wishes to change its PLEC. In such a situation, Ameritech will not change such Customer's PLEC without such password-based notification.



                                SCHEDULE 7.2 - 1

                                  SCHEDULE 8.7


                       Resale Performance Activities (2)

A.       Installation

         1.       Installation Intervals

                  a.       POTS

                           (1)      Percentage Installed on Time

                           (2) Installation Interval More Than Six (6) Business Days

                  b.       HICAP: Percentage of Missed Appointments

                  c.       SUBRATE: Percentage of Missed Appointments

         2.       New Service Failures

                  a. POTS: Percentage of New Service Failures During First Seven (7) Calendar Days from Installation Date

                  b. HICAP: Percentage of New Service Failures During First Thirty (30) Calendar Days from Installation Date

                  c. SUBRATE: Percentage of New Service Failures During First Thirty (30) Calendar Days from Installation Date

B.       Repair

         1.       Time to Repair

                  a. POTS: If and as required by the Commission, out-of-service in excess of twenty-four (24) hours

                  b.       HICAP: Percentage of Repairs Not Completed within two
                           (2) hours
----------------
(2) As applicable, measured from the date/time of Ameritech's receipt of an accurate, complete and valid Service Order.



                                  Sch. 8.7 - 1

                  c. SUBRATE: Percentage of Repairs Not Completed within three and one-half (3 1/2) hours

         2.       Percentage of Initial Trouble Reports

Percentage of Code 4 Troubles

C.       Time to Provide Firm Order Confirmation

         1. Switched Services: Percentage of Firm Order Confirmations Provided within four (4) Business Days of Receipt of Service Order

         2. HICAP Services: Percentage of Firm Order Confirmations provided within one (1) Business Day of Receipt of Service Order

D. Speed of Answer - Measured on an aggregate basis of all calls placed to:

         1. Service Center: Percentage of Calls to Service Center made during normal business hours that are answered within ten (10) seconds

         2. Repair Center: Percentage of Calls to Repair Center that are answered within twenty (20) seconds.

         3.       Operator Services: Toll Assistance Speed of answer (seconds).

         4.       Operator Services: Directory Assistance Speed of answer
         (seconds).



                                  Sch. 8.7 - 2

                                  SCHEDULE 8.8

                               DIRECTORY LISTINGS

1.0 DIRECTORY LISTINGS. Ameritech shall cause the Publisher to include Primary Listings of Reseller's Customers ("Reseller Directory Customers") in its White Pages Directories under the following terms and conditions:

         1.1 Publisher will publish the Primary Listing of Reseller Directory Customers located within the geographic scope of Publisher's directories at no charge.

         1.2 Listings of such Reseller Directory Customers will be interfiled with listings of customers of Ameritech and other LEC's serving the same geographic area where such listings are included within a directory.

         1.3 Ameritech or its Publisher must receive all Primary Listings of Reseller Directory Customers prior to the service order close date for the directory in which those listings are to appear. Ameritech or its Publisher will provide Reseller with appropriate service order close dates within thirty (30) days of this information becoming available.

         1.4 At no charge, Publisher may include the Primary Listings of Reseller Directory Customers that are provided to Ameritech in other directories published by Publisher or its Affiliate.

         1.5 Nothing in this Agreement shall restrict Ameritech's Publisher's authority as publisher of the directories from altering the geographic scope, directory life, headings, content or format of the directories. Publisher will provide information on such alterations at the same time such information is provided to Ameritech.

2.0 LISTING AND LISTING UPDATES. Reseller will provide Reseller Directory Customer Listings and Listing Updates to Ameritech or its Publisher on a nonexclusive basis as follows:

         2.1 Reseller shall provide its Reseller Directory Customer Listings to Ameritech in a mutually agreeable form and format. Reseller acknowledges that Ameritech or its Publisher may impose a charge for changes to Reseller Directory Customer Listings previously provided by Reseller to Ameritech.

         2.2 Within one (1) Business Day of installation, disconnection or other change in service (including change of nonlisted or nonpublished status) affecting the directory assistance database or the directory listing of a Reseller Directory Customer, Reseller shall provide Listing Updates to Ameritech in a form and format acceptable to Ameritech.


                                  Sch. 8.8 - 1

         2.3 Subject to the rates, guidelines and regulations of the Commission, Publisher or Ameritech may sell or license the use of Customer Listings, or Listing Updates to third persons without the prior written consent of Reseller; provided, however, that Publisher or Ameritech will not:

             (a) disclose nonlisted name and address information to any third person, except as may be necessary to undertake delivery of directories, or to perform other services contemplated under this Agreement;

             (b) disclose to any third person the identity of a Customer's LEC;

             (c) sell or license such Customer listing information sorted by carrier; or

             (d) disclose listing information for individual cases where Reseller has notified Ameritech not to include listing for third party publication.

         2.4 Publisher shall provide initial and secondary delivery of appropriate White Page Directories for Reseller Directory Customers on the same basis as Publisher delivers White Pages Directories to Ameritech's retail Customers.



                                  Sch. 8.8 - 2

                                  SCHEDULE 9.2

            BILLING AND COLLECTION SERVICES FOR ANCILLARY SERVICES


         PLEASE INITIAL ONE:

------   Reseller elects not to be responsible for Information Services Traffic and Ancillary Service Traffic and Reseller shall be solely responsible for ordering blocking of such traffic on a per line basis when Reseller submits an order. Reseller shall indemnify and hold Ameritech harmless from any Losses arising out of Reseller's failure to order blocking for resold lines.

------ Reseller shall be responsible for Information Services Traffic and Ancillary Service Traffic and agrees to comply with the remaining terms and conditions in this SCHEDULE 9.2.

1.0      DEFINITIONS

         "555" is a service in which Providers offer information services for a fee to Callers who dial a number using the "555" prefix.

         "976" is a service in which Providers offer audio services for a fee to Callers who dial a number using the "976" prefix.

         "Abbreviated Dialing" is a service in which Providers offer information services for a fee to Callers who dial a telephone number with less than seven digits.

         "Ancillary Services" include, but are not limited to, Abbreviated Dialing, 555 services, 976 services, CPP Cellular services and CPP Paging services.

         "Caller" is the individual or entity placing a call to an Ancillary Service and who thereby agrees to pay a charge associated with placing the call.

         "Calling Party Pays Cellular" or "CPP Cellular" is a service where a Caller placing a call to a cellular telephone agrees to pay the charges for the call. Typically, an announcement is played to the Caller giving the Caller the option to accept the charges to end the call without incurring charges.

         "Calling Party Pays Paging" or "CPP Paging" is a service where a Caller placing a call to a pager agrees to pay the charges for the call. Typically, an announcement is played to the Caller giving the Caller the option to accept the charges or to end the call without incurring charges.

         "Provider" is the entity which offers an Ancillary Service to a Caller.

                                  Sch. 9.2 - 1

BILLING AND COLLECTION SERVICES

         2.1      Billing Services

                  Ameritech will provide Reseller with formatted records for each Ancillary Services billable call in accordance with each Provider's requested rates as specified in Exhibit A. Reseller shall confirm receipt of such formatted records within twenty-four (24) hours of receipt. Reseller will render bills on behalf of Ameritech on Reseller's bills to Reseller's Customers in accordance with standard Reseller billing processes and in the format specified in Exhibit B ("Bill Displays"). Reseller must bill for all calls using the Ancillary Services when those calls are contained on the formatted records. Reseller shall bill all calls within thirty (30) days of receiving the tape.

                  Reseller must comply with all federal and state requirements applicable to the provision of the Billing Services.

                  Reseller will provide Billing Services to Ameritech for the Ancillary services described in this Agreement and for additional Ancillary services that may be developed during the term of this Agreement.

         2.2      Collection Services

                  Reseller will provide collection services in connection with bills rendered by Reseller ("Collection Services"). These Collection Services consist of:

         - Collecting payments remitted by Reseller's Customers for calls placed to Ancillary Services billed hereunder;

         - Adjusting Customer bills for Ameritech as set forth in Paragraph 6.0 of this SCHEDULE 9.2;

         -        Responding to Customer inquiries and disputes;

         -        Remitting net proceeds to Ameritech, as provided in Paragraph
                  5.0 of this SCHEDULE 9.2;

         - Undertaking preliminary collection activity for delinquent accounts.

         When an account being treated for collection by Reseller remains delinquent in excess of thirty (30) days, or in the event telephone service to a delinquent account is terminated, Reseller may, at its sole discretion, adjust the amount due or declare the account uncollectible and remove the delinquent amount from its Customer's bill.

                                  SCH. 9.2 - 2

         2.3      Administration.

                  Attached as Exhibit C is a description of the process flow, record types, and report format for the Settlement process under this Schedule 9.2.

3.0      COMPENSATION TO RESELLER

         Ameritech shall pay for the Billing and Collection Services described herein at the rates set forth in Exhibit D.

4.0      CHANGES TO PROVIDER'S SERVICES AND RATES

         The amount which a Provider elects to charge those who place calls to an Ancillary Service will be at Provider's sole discretion. Ameritech shall provide to Reseller information concerning Provider's programs, including but not limited to Provider's name, rates, type of program and tax status. This information shall be provided as described in Exhibit E. Reseller's Customers who place calls to a Provider's service will be invoiced monthly for all billable Ancillary calls submitted by Ameritech. The charges for such submitted billable Ancillary Service calls will be shown on the Caller's bill in the format specified in Exhibit B.

5.0      SETTLEMENT WITH RESELLER

         The amount due to Ameritech shall be the total of all billable charges submitted to Reseller, less:

         a.       All charges due Reseller under Section 3.0 of this Schedule
                  9.2;

         b. Amounts declared uncollectible as provided in Section 7.0 of this Schedule 9.2;

         c.       Adjustments as provided in Section 6.0 of this Schedule 9.2;

Taxes collected from end user.

         Reseller shall provide Ameritech with monthly reports of amounts billed, amounts collected, amounts adjusted, uncollectible amounts and end user taxes by taxing authority and by Provider including the program number and the amount of taxes applied to the services, as described in Exhibit C. The monthly statement is due to Ameritech by the fifth business day of every month. Payment of amounts owed to Ameritech by Reseller shall be due within thirty (30) days from the date of the monthly report. Late charges on past due amounts shall accrue interest at the rate of 1.5% per month, or the highest rate allowed by law, whichever is lower.

         Upon termination of this Agreement for any reason, all sums due to Ameritech hereunder shall be immediately due and payable.



                                  Sch. 9.2 - 3

6.0      ADJUSTMENTS

         Reseller may remove a disputed charge from a Customer's account within sixty (60) days from the date of the message, provided that notice of the adjustment is given by Reseller to Ameritech within sixty (60) days from the date of the message. The form and procedure of this notice is specified in Exhibit F.

7.0      UNCOLLECTIBLES


         Reseller may recourse to Ameritech an actual uncollectible amount from a Customer's account, provided that notice of the recourse of the uncollectible amount is given by Reseller to Ameritech within one-hundred twenty (120) days from the date of the message. The form and procedure of this notice is specified in Exhibit F.

8.0      TAXES

         8.1 Taxes Imposed on Services Performed by Reseller. Reseller shall be responsible for payment of all sales, use or other taxes of a similar nature, including interest and penalties, imposed on Reseller's performance of Services under this Agreement.

         8.2 Taxes on Ancillary Services. Reseller shall be responsible for applying taxes as determined by Provider for all Ancillary messages billed hereunder as specified in Exhibit E. Each Provider shall be responsible for determining what taxes apply to the service it provides and for notifying Ameritech of those taxes. Ameritech shall notify Reseller of this information and pursuant to this Agreement Reseller shall bill and collect such taxes based on information supplied by Provider and shall remit such taxes to Ameritech. Reseller shall identify the amount of taxes and type of taxes, by Provider. Ameritech shall then remit such collected taxes to the Provider. Provider shall remit any taxes it owes to the taxing authority.

9.0      BLOCKING

         Reseller shall comply with all federal and state requirements to block Customer access to Ancillary Services upon Customer's request. Reseller shall also block Customer access to Ancillary Services upon Ameritech's request, as set forth in the Guidelines.



                                  Sch. 9.2 - 4

                                   EXHIBIT A

                            DAILY USAGE INFORMATION

         Ameritech will send daily usage tapes, in EMR standard format, to Reseller containing the following message information for services specified in this agreement:

         -        date of the call

         -        calling number

         -        called number

         -        duration of call

         -        charge for the call excluding taxes

         - identity of Provider (IP's Pseudo CIC Code as shown on the EMR record, in the CIC Code field, positions 166 and 150-153)



                                    Exh. A-1

                                    EXHIBIT B

                      GENERAL GUIDELINES AND BILL DISPLAYS

General Guidelines:

(1) Per regulatory guidelines, Provider's itemized call detail need to appear on a separate section or separate page of end user's bill.

(2) Adjustments must be shown on the end user's bill. Adjustments may be shown as individual line items or as a total adjustment amount.

(3)      The adjustment phrase on the user's bill will read:

                  976 Information Provider Adj.
                  Adjustments CPP/C
                  Adjustments CPP/P

(4)      See Bill Displays on pages 61 and 62.


                                   Exh. B - 1

                                    EXHIBIT B
                                976 BILL DISPLAY
--------------------------------------------------------------------------------
(1) IMPORTANT INFORMATION Charges for 976 messages are for non-telecommunications services. You have 60 days of this bill to dispute a billing error. You also have the right to withhold payment of the disputed charges during the billing error review. No collection activity for disputed charges will occur while the charges are under investigation. Your local and long distance service cannot be disconnected for non-payment of 976 charges. After investigation if it is determined that the disputed charges are legitimate, the Information Provider may proceed with outside collections against your account. Failure to pay legitimate 900 charges may result in involuntary blocking of access to 976 services. Voluntary blocking of access to 976 services is available upon request from your local Exchange Provider.


(2) NO.      (3) DATE   (4) TIME   (5) PLACE CALLED   (6) NUMBER     (7) CODE (8) MIN   (9) AMOUNT   (10) TOTAL
                                                                                                      976 CALLS
1            5-27        924A      WEATHER IL         312 976 1212             1          .65

2            6-16       1040P      RACINGXTRA IL      312 976 2222             2         1.70

3            6-16       1042P      RACINGXTRA IL      312 976 2222             1          .85

4            6-16       1055P      SPORTSPHN IL       312 976 1313             1          .85

5            6-16       1056P      RACINGXTRA IL      312 976 2222             1          .85

6            6-16       1056P      SPORTSPHN IL       312 976 1313             1          .85

7            6-16       1057P      WEATHER IL         312 976 1212             1          .05

8            6-16       1105P      RACINGXTRA IL      312 976 2222             1          .85

(11)     976 INFORMATION                                                                 7.65
         PROVIDER ADJ.                                                                   0.00
----------------------------------------------------------------------------------------------------------------

LEGEND:

(1)  Important Information = End User's rights for Pay-Per-Call Services.
(2)  No. = Message Number
(3)  Date = Date of message
(4)  Time = Time of the call
(5)  Place called = Name of 976 Program
(6)  Number = Telephone Number of 976 Program
(7)  Code - Not applicable
(8)  MIN - Length of call in minutes
(9)  Amount = Amount of the Call (rate on daily usage feed)
(10) Total 976 Calls = Total Amount due for all 976 calls
(11) Adjustments = Adjustments per line item or total adjustment amount.


                                   Exh. B - 2



                                                             EXHIBIT B
                                              CPP CELLULAR AND CPP PAGING BILL DISPLAY
---------------------------------------------------------------------------------------------------------------------------------
(1)        (2)          (3)         (4) Place Called      (5) Number (6)               (7)         (8) Amount
No.       Date          Time                                          Code             Min
---------------------------------------------------------------------------------------------------------------------------------
                               CALLS TO PAGING NETWORK, INC.

1          12-1         1028A        MOBILE USE CH         312 000 0002    AD           1           .25

2          12-1         1029A        MOBILE USE CH         312 000 0002    AD           1           .25

3          12-1         1029A        MOBILE USE CH         312 000 1234    AD           4          1.00
                                                                           Subtotal                1.50

                                 CALLS TO FREEDOM PAGE

9          12-1         1028A        MOBILE USE CH         312 000 0001    AD           1           .25

10         12-1         1029A        MOBILE USE CH         630 000 1234    AD           1           .25

11         12-1         1029A        MOBILE USE CH         312 000 0001    AD           1           .25

12         12-2         1028A        MOBILE USE CH         312 000 0001    AE           1           .25
                                                                           (9) Subtotal            1.00

                                 CALLS TO AMERITECH CELLULAR

15         12-1         1028A        MOBILE USE CH         708 000 2468    AD           1           .20

16         12-1         1028A        MOBILE USE CH         708 000 1357    AD           1           .20

17         12-1         1028A        MOBILE USE CH         312 000 0009    AD           11         2.20
                                                                           Subtotal                2.60

                                 CALLS TO CELLULAR ONE

25         12-2         1046A        MOBILE USE CH         312 000 6779    AE           1           .40

26         12-3         1047A        MOBILE USE CH         312 000 6779    AE           3          1.20
                                                                           Subtotal                1.60

(10)     TOTAL ITEMIZED CALLS                                                                       .70
(11)     ADJUSTMENTS CPP/P                                                                         0.00

ADJUSTMENTS CPP/C                                                                                  0.25
---------------------------------------------------------------------------------------------------------------------------------
LEGEND:
(1) No. = Message Number                  AE = Evening                            (11) Adjustments = Adjustments per line item
(2) Date = Date of message                AN = Night and weekend                       or tool adjustment amount per service
(3) Time = Time of the call          (7)  MIN. = Length of call in units
(4) Place called = MOBILE USE CH
(5) Number = Called Number           (8)  Amount = Amount of the Call (rate on
                                          daily usage feed)
(6)  Code = Code: Time of day        (9)  Subtotal = Subtotal Per Provider
     AD = Day                        (10) Total Itemized Calls = Total Amount
                                          due for all cellular and paging services





                                   Exh. B - 3

                                    EXHIBIT C

                        SETTLEMENT STATEMENT GUIDELINES

See the 976, CPP/C and CPP/P flow for Resellers

Separate Settlement Statement required by service type, per state. See Settlement Statement Format on Pages 7 and 8.

Use Pages 9-14 for data exchange guidelines.

Use the following information for sending the electronic details, Settlement Statement and payments to Ameritech.

Electronic data:

Arrangements will be worked out with each Reseller based on Reseller's Questionnaire.

Send Settlement Statement to:

           AIIS- Billing Operations

           804 N. Milwaukee St. - Third Floor
           Milwaukee, WI 53202
           Tel: (414) 678-3159
           Fax: 1-800-858-6960

Bank information:

           Ameritech-Resale Account
           P.O. Box 689775
           Milwaukee, WI 53268-9775

Wire Transfer information:

           Bank-One Milwaukee
           Account Number: 020904860
           Reference Lockbox Number:   689775
           ABA Routing Number:         075000019


         In addition, fax a transmittal referencing lockbox number and service type to AIIS Billing Operations at the address listed above.


                                   Exh. C - I

                   Agreement for the Provision of Billing and
                   Collection Services for Ancillary Services
                                    Exhibit C
                    976.CPP/C. and CPP/P Flow For Resellers

                             AIIS SETTLEMENT SYSTEM

                       * Resellers copy of 976, CPP/C and

                          CPP/P daily usage from Camps


-----------------------------
CAMPS                                       for

                                               audit trail purposes.                   *Information Provider
*Sends Daily Usage File to  --------------->   * Receives billing detail record  ---->  receives settlement statement
      and CPP/P                                  (electronic) from Reseller to                  from AIIS
Reseller including 976.CPP/C                   * Generate settlement statement to
 ----------------------------                   Provider.                               ----------------------------
                                               * Billed message
                                               * Unbilled message
                                               * Adjustments
                                               * Uncollectibles
                                               * Billed Taxes
-------------------------------
                                               ---------------------------------
           RESELLER
*Receives Daily usage File From
             Camps.

------------------------------



-------------------------------------------------


RESELLER                                                                                 AIIS Billing Operations
* Bills Usage to their end user.                                                         * Receives paper copy of settlement
* Sends billing details record (electronic data) to AIIS   -------------------------->     Statement from Reseller
  - Billed messages                                                                      * Receives fax identifying payment
  - Unbilled message                                                                       from Reseller
  - Adjustments
  - Uncollectibles
  - Billed Taxes
* Sends paper copy of settlement statement to AIIS                 * End
  Billing Operations                          ------------>    User receives
  - Billed Revenue                                           Invoice from reseller
  - Unbilled messages
  - Taxes withheld
  - Adjustments and
  - Uncollectibles.
* Sends payment to Bank or Lockbox
* Sends fax identifying payment to AIIS Billing Operations

                                                           --------------------------->            Bank/Lockbox
                                                                                         * Receives payment from Reseller



                                   Exh. C - 2

                                    EXHIBIT C

                           SETTLEMENT STATEMENT FORMAT

                                  RESELLER NAME
             PURCHASE OF ACCOUNTS RECEIVABLE STATEMENT-SERVICE TYPE

CARRIER:                   Ameritech - IL
BILL MONTH:                JAN., 1997
PAGE:                      1 OF 2
ISSUE DATE:                2/5/97
DUE DATE:                  3/5/97
INVOICE NO.:               12345

Total Billed Revenue       $ 1,000.00
Total Billed Taxes         $   180.00
Federal Tax                $    75.00
Detail by IP
       IP#1                $    50.00
       IP#2                $    25.00
State Taxes                $    40.00
Detail by IP
       IP#1                $    30.00
       IP#2                $    10.00
Local Taxes                $    65.00
Local Tax 1 (Identify Taxing Authority)
Detail by IP
       IP#1                $    10.00
       IP#2                $     5.00
Local Tax 2 (Identify Taxing Authority)
Detail by IP
       IP#1                $     5.00
       IP#2                $     5.00

LEGEND:
Carrier = Ameritech - (State), State = IL, IN, MI, OH, WI
Invoice NO = ?
IP#N = Information Provider Name


                                    Exh. C-3

                                    EXHIBIT C
                           SETTLEMENT STATEMENT FORMAT

                                  RESELLER NAME
             PURCHASE OF ACCOUNTS RECEIVABLE STATEMENT-SERVICE TYPE

CARRIER:                   Ameritech - IL
BILL MONTH:                JAN., 1997
PAGE:                      1 OF 2
ISSUE DATE:                2/5/97
DUE DATE:                  3/5/97
INVOICE NO.:               12345

3. Resourced Adjustments/Uncollectibles                     $  100.00
   Adjustments                                              $   40.00
   Detail by IP                                             $   15.00
          IP#1                                              $   25.00
          IP#2                                              $   10.00
   Federal Tax
   Detail by IP                                             $    5.00
          IP#1                                              $    5.00
          IP#2                                              $   25.00
   State Taxes
   Detail by IP                                             $   10.00
          IP#1                                              $   15.00
          IP#2                                              $   25.00
   Local Taxes
   Local Tax 1 (Identify Taxing Authority)
   Detail by IP                                             $   10.00
          IP#1                                              $    5.00
          IP#2
   Local Tax 2 (Identify Taxing Authority)
   Detail by IP                                             $    5.00
   Adjust IP#1                                              $    5.00
                                                            ---------
Late P IP#2                                                 $1,080.00
Net Due (Line 4 + 5)                                        $   50.00
                                                            ---------
                                                            $1,130.00
Billing Service Charge (7D*$.03)                           ($  295.35)
                                                                             10,000
Total Messages                                      (5)
Duplicate Messages                                (150)
Unbilled Messages                                9,845
Total A D. Actual Messages Billed                           ---------
                                                            $  834.65


                                    Exh. C-4

                                   EXHIBIT C

                         RECORD TYPES FOR DATA EXCHANGE

Record Type                                           CPP            PPP           976
DAILY USAGE TO CLEC                                   010133         010133        010116
HEADER                                                202201         202201        202201
TRAILER                                               202202         202202        202202
BILL REVENUE OR UNBILLABLE USAGE FROM CLEC            010133         010133        010116
HEADER                                                202203         202203        202203
TRAILER                                               202204         202204        202204
ADJUSTMENTS/UNCOLLECTIBLES FROM CLEC                  450133         450133        450116
HEADER                                                202219         202219        202219
TRAILER                                               202220         202220        202220
TAX SUMMARY FROM CLEC                                 RITR01         RITR01        RITR01
HEADER                                                202203         202203        202203
TRAILER                                               202204         202204        202204

         A copy of all messages received by the Reseller from CAMPS for end-user billing of Ancillary Services should be sent to AIIS with the Return Code (pos. 70-71) populated with one of the Bellcore standard values. Some expected values to be used in this case are:

         00 - no return code; the call was billed to the end-user
         06 - the end Customer has already been disconnected
         09 - other; there is no return code to match the reason
         10 - the Customer does not belong to the CLEC receiving the billing record
         38 - the Customer has uncollectible final account status
         39 - duplicate record
         40-99 - represent invalid or unreadable formatting in the records; refer to Bellcore guide (may use 40 for all if guide is unavailable)


                                    Exh. C-5

                                    EXHIBIT C
                         RECORD TYPES FOR DATA EXCHANGE

         Those messages returned with value 00 are expected to have been used in the calculations of the Total Billed Revenue on the Purchase of Accounts Receivable Statements. Those with values greater than 00 are counted on the statements as Unbilled Messages. All messages for all statements for the month for a specific Issue Date may be placed in one file with the header and trailer given above unless the file exceeds 100,000 records.

         The Reseller must populate these fields in the 202203 and 202219 headers:

         -  Record ID
         -  Date Created
         - Invoice Number (2-digit sequence number per dataset name for tracking missing files)
         -  Local IC Info (pos. 40-46) must contain the Reseller's ID:
         -  the ACNA in positions 40-42
         -  the CIC in positions 43-45
         -  space filler in position 46
         - Reserved area at positions 123-127 must contain the last five digits of the Invoice Number of the Purchase of Accounts Receivable Statement
         - Host Receipt Date (pos. 129-134) must match the Issue Date of the Purchase of Accounts Receivable Statements


         The Reseller must populate these fields in the 2022C4 and 202220 trailers:

         -  Record ID
         -  Date Created
         - Grand Total Count (pos. 111-117) must contain the number of records or messages in the file not including the header or trailer.

         Adjustments and Uncollectible billed charges must be returned in record types 450133 and 450116. These are 175 byte records with an added module containing billing name and address information. The following fields must be populated in these records (here we are employing non-standard use of some of the data fields):

         -  Record ID
         -  Date Created
         -  From Number
         -  Customer Code (if applicable)
         -  To Number
         -  Customer Code (if applicable)
         -  Adjustment Amount (signed decimal field)
         -  Connect Time (of original call)
         -  Connect Date (of original call; use Date of Record field)
         -  Adjustment Reason (extended into From OCN field) as:


                                    Exh. C-6

         1.       Adjustment Reason (pos. 70-71) values:
                  A = adjustment
                  U = uncollectible/writeoff

         2.       Adjustment Type (pos. 72-74) values:
                  CNC = Call not completed
                  CTO = Cut off
                  DAK = Denies all knowledge (see Reason Code Modifier below) INR = Incorrect rate
                  PTR = Poor transmission
                  RCG = Rebill
                  SIA = Uncollectible final bill
                  TNC = Disputed call duration
                  WNO = Wrong number reached

         3. Adjustment Type Modifier (pos. 75); only used when Adjustment Type is DAK, values:
                  A = Refusal to pay
                  D = Denies all knowledge - other
                  E = Duplicate billing
                  F = Fraud
                  L = PIC change not authorized
                  M = Misquoted charges
                  S = Customer unaware of info service charges
                  T = Paid directly to provider
                  U = Misleading advertising, info service
                  V = Never received info or offering, product damaged or poor quality
                      - Non-published indicator (use pos. 76 of From OCN field)
                        values:
                  N = Customer's number is not published
                  P = Customer's number is published
                      - Billing Number
                      - Billed Date
                      - Settlement Period (Issue Date of PAR)
                      - Indicator 14 should have value of '5' to indicator
                        the existence of Module 006-A
                      - Billing Name and Address Module 006-A (starts at
                        position 176) follow exhibit C-2
                      - Ending Module 999-A

Billed and adjusted taxes are to be returned in record types RITRO1. (Format
TBD)


                                    Exh. C-7

                            Billing Name and Address

                                  Module 006-A

        Number              Version               Module ID                    Module Length
001      002      003                       Name/Address Indicator                  X
004                            A                                                    9
005      006      007                                                               9
008      009                                                                        X
010      -        034                       Billing Name                            X
035      -        059                       Billing Name/Address
060      -        084                       Billing Name/Address                    X
085      -        109                       Billing Name/Address                    X
110-134                                     Post Office, State, Zip Code


FIELD CHARACTERISTICS

         9 - Numeric
         X - Alphanumeric

MODULE DESCRIPTION

         A 134-position module consisting of a 2-digit; NAME/ADDRESS INDICATOR, a 25 position BILLING NAME field, two 25-position BILLING NAME/ADDRESS fields, a 25-position BILLING ADDRESS and a 25-position POST OFFICE, STATE, ZIP CODE field.

         This module is designed for use whenever a billing name and address must be associated with a record (e.g., billing name and address associated with a post-billing adjustment).

         The content of this module are designed by the NAME/ADDRESS INDICATOR as follows:

         21 = Name 1, Post Office 5
         23 = Name 1, Name/Address 2, Name/Address 3, Post Office 5
         27 = Name 1, Name/Address 2, Name/Address 3, Address 4, Post Office 5 37 = Name 1, Name/Address 2, Name/Address 3, Address 4, Post Office 5

NOTE: Fields not used will be overlaid with next used field. For example, if Name/Address 2, Name/Address 3, and Address 4 are not used, Post Office 5 will be in the second field (Name/Address 2) and the Name/Address Indicator will be set to 21.

The NAME/ADDRESS INDICATOR is numeric.

THE BILLING NAME, BILLING NAME/ADDRESS, BILLING ADDRESS and POST OFFICE, STATE, ZIP CODE fields are to be alphanumeric, left justified, with trailing blanks.


                                    Exh. C-8

END OF MODULES

                                  MODULE 999-A

Number                    Version                     Module ID
001                         999                           A

002                                                       X

003

004

999

FIELD CHARACTERISTICS

         9 - Numeric
         X - Alphanumeric

MODULE DESCRIPTION

         A 4-position module indicating that there are no more modules appended to this record.

         This module must be placed at the end of a record which contains at least one module.


                                    Exh. C-9

                                    EXHIBIT D

                              RESELLER COMPENSATION

Rate per billed message:

$0.03


                                    Exh. D-1

                                    EXHIBIT E

                             PROVIDER'S INFORMATION

INITIAL NOTIFICATION:

         Ameritech will fax a copy of the 976, CPP/C, CPP/P Sponsor and Program List to Reseller within three (3) business days of receiving the following information. Fax completed page to the Resale Service Center at 1-800-260-5480.

                  Reseller
                           -----------------------------------------------------
                  Contact Name
                               -------------------------------------------------
                  Phone Number
                               -------------------------------------------------
                  Fax Number
                              --------------------------------------------------
                  Pager Number
                              --------------------------------------------------
                  Address
                           -----------------------------------------------------
                  City/State
                             ---------------------------------------------------
                  Zip Code
                           -----------------------------------------------------

NOTE: Call the Resale Service Center at 1-800-924-3666 with questions regarding Sponsors and Program Lists.

UPDATES:

         Ameritech will fax to the Reseller 976, CPP/C, CPP/P Program changes, additions and/or deletions as they become available.


                                    Exh. E-1

                                   EXHIBIT F

                               GENERAL INFORMATION

         Optional Blocking is available to consumer and business Customers that want the capability to block direct calls to Provider's services covered in this Schedule.

         Customers attempting to reach programming from accounts where blocking has been established will reach a recording informing them that the call cannot be completed.

         Adjustments - a dollar amount, either partial or full, that is credited to a Customers account. The primary reason for adjustments are typically Customers denying the call was made from their phone.

         Uncollectible - the amount of a callers phone bill that has undeniable charges that have never been paid by the caller. Undeniable charges are determined by the state regulatory commissions and are typically Pay-Per-Call services. When a caller's service is being terminated for non-payment, the Pay-Per-Call charges are written off as uncollectible and passed back to the Information Provider. The remainder of the bill is what must be paid by the caller to reinstate their service.

         Access to 976 service is prohibited by tariff from providing Group Access Bridging (GAB) services whereby a caller can be connected to parties other than the IP for the purpose of establishing a conference call.

         Collect, operator assisted, calling card, and person-to-person calls to 976 are not allowed.

         Collect and person-to-person calls to CPP/C and CPP/P are not allowed.

         Calls from WATS, hotel/motel, Ameritech Public /semi-public telephones and lines with Call Blocking will not be allowed to 976 service.

         976 Call Blocking should not be added to accounts that have Consumer/Business Toll Restrictions.

         Call Blocking will be provided only where CO facilities permit.

         Call Blocking may not be limited to specific programs.

         Call Blocking does not block calls to other telephone companies' numbers.

         Call Blocking does not block long distance charges.


                                    Exh. F-1

         Reseller reserves the right to provide to the general public, upon request, the complete name, address, and telephone number of the Information Providers in response to inquiries and comments referring to the Information Provider's service.

         The first time an end user specifically disputes Pay-Per-Call charges, end user must be informed of the availability of Call Blocking and disputed charges are adjusted accordingly on end user's bill. Inform end user that the Information Provider may pursue collection of charges directly with end user.

         After the end user specifically disputes charges, inform end user that mandatory blocking will be established on end user's line and disputed amount is adjusted accordingly on end user's bill. Inform end user that the Information Providers may pursue collection of charges directly with end user.

         Adjustments granted as the result of refusal to pay, denies all knowledge, unsatisfactory payment arrangements, etc., should be classified as an uncollectible adjustment and blocking should be established after second request.

         On the database, call adjustments granted as the result of poor transmission, call not completed or calls completed due to company failure to establish blocking, such as service order issued incorrectly, should be classified as correct charges on the Ameritech entity code (R or NBT).

         MICHIGAN ONLY: Reseller-initiated Blocking can be added or removed as needed. Blocking ran remain on the account until adjustments are cleared. There is no time limit on how long blocking can be in effect.

         Every reasonable effort should be made to collect legitimate Pay-Per-Call charges. However, Reseller must not intentionally disconnect local exchange telephone service for nonpayment of Pay-Per-Call charges.

         Blocking must be imposed on those Customers who refuse to pay legitimate Pay-Per-Call charges.


                                    Exh. F-2

                                 SCHEDULE 10.6

                           LAW ENFORCEMENT INTERFACES

1.0 INTRODUCTION. Consistent with Applicable Law, it is necessary for Reseller and Ameritech to provide interface requirements to allow Reseller to use a standard set of procedures for meeting the requirements of applicable law enforcement agencies ("LAW ENFORCEMENT PROCESS"). The Law Enforcement Process will enable Reseller to provide identical services to its Customers. These services include Annoyance Call Bureau, wire intercept, wire trap, wire trace, fraud control, physical security and subpoena management.

2.0 LAW ENFORCEMENT. Definition - The Law Enforcement Process assures that Reseller (as a reseller of Resale Services) is in total compliance with law enforcement requirements related to providing local Services to its Customers. Ameritech (switch owner or access provider) agrees to support law enforcement requirements as provided by the CALEA.

3.0 ANNOYANCE CALL BUREAU.

    3.1. Definition - Ameritech Annoyance Call Bureau (AACB) conducts investigations to help determine who the unwanted callers are after victims receive annoying calls and files an official complaint with the local law enforcement agency. Annoying calls are: threatening, harassing, obscene, prank, hang-ups, unwanted sales pitches, and survey calls. The information obtained will only be released to the local law enforcement agency.

    3.2. When Reseller must initiate a wire trap or trace as a result of its Customer receiving an annoying call (e.g., threatening, harassing, obscene, prank, hang-ups, unwanted sales pitches, and survey calls), the following operational interfaces should occur:

         3.2.1. Reseller (the reseller) shall inform its Customer that they must file a formal complaint with the local police department and obtain agency's name, officer's name and case or report number.

         3.2.2. Reseller shall contact Ameritech Annoyance Call Bureau on behalf of its Customer and provide the required information to initiate trap or call trace.

         3.2.3. The AACB shall conduct investigations to determine who the unwanted caller is; work with local police departments to gather evidence; and even testify in court on behalf of Reseller Customers who have received annoying calls. AACB will build case for and establish trap for twenty-one
    (21) days. Reseller shall contact the AACB to renew the trap beyond twenty-one (21) days.

         3.2.4. The AACB shall provide to Reseller a toll free number which will be accessible daily Monday through Friday from 8:00 a.m. - 5:00 p.m.


                                  Sch. 10.6-1

         3.2.5. For non-emergency (not life threatening) situations, Reseller shall advise its Customer to contact its local Law Enforcement Agency and to provide Reseller with required information to initiate a trap or call trace. Reseller will contact AACB during standard operating hours to establish a case. For emergency (life threatening) situations, Reseller shall inform its Customer to contact its local Law Enforcement Agency and this Agency will contact Ameritech to initiate a trap or call trace.

         3.2.6. Additionally, for emergency situations, Ameritech corporate security will provide Reseller representatives with an emergency security contact number.

         3.2.7. Reseller's Customer must contact Reseller with the dates and times of the unwanted calls. Reseller shall fax the dates and times of the unwanted calls to the Annoyance Call Bureau.

         3.2.8. At the end of the tracing investigation (twenty-one (2l)-day period), Ameritech Annoyance Call Bureau shall send written confirmation to Reseller informing Reseller of the disposition of the case (i.e. successful or non-successful). All evidence obtained on a successful case will be forwarded to the local law enforcement agency that Reseller provided to the AACB. Reseller shall inform its Customer of the results of the investigation.

         3.2.9. If Reseller Customers call Ameritech to initiate an annoying call report, Ameritech shall advise the person receiving the annoying or harassing to call Reseller.

4.0 WIRE INTERCEPT.

    4.1. Definition - Requests from law enforcement agencies to conduct a form of electronic or mechanical eavesdropping where, upon court order, law enforcement officials surreptitiously monitor phone calls (e.g., conversations or data) of Reseller Customers.

    4.2. Operational Interface Requirements - The Law Enforcement Agency (e.g., local police department or government organization) shall serve Ameritech with a court order, authorizing Ameritech to conduct a wire intercept on the Reseller Customer line.

5.0 PEN REGISTER (DIAL NUMBER RECORDER).

    5.1. Definition - Requests from law enforcement agencies to conduct a "form" of identifying calls dialed by Reseller Customers in local Exchange Areas. A pen register is a mechanical device that records the numbers dialed or pulsed on a telephone by monitoring the electrical impulses caused when the dial on the telephone is released. A pen register does not overhear oral communications and does not indicate whether calls are actually completed; thus, there is no recording or monitoring of the conversations.

    5.2. Operational Interface Requirements - See Wire Intercept SECTION 4.1


                                  Sch. 10.6-2

6.0 TRACE.

    6.1. Definition - A form of electronic identification of calling numbers, where, upon consent from the Reseller Customer (via Reseller) or court order, law enforcement officials request a record of calling numbers to the premises of the Reseller Customer.

    6.2. Central Office Features - Call Trace is an advanced custom calling feature which provides Reseller direct line Customers the ability to activate the feature by dialing a designated code. This will automatically trace the telephone number of the line used for the last call received by the Customer. The traced number will not be provided to the Customer, but will be provided to law enforcement officials.

7.0 SUBPOENA MANAGEMENT.

    7.1. Definition - The law enforcement process initiated to compel the production of certain specific documents (e.g. Customer information, name, address, service type, call usage records, etc.) relevant to a legal proceeding, are made and make them readily retrievable by local police departments, government organizations, and attorneys. Other legal demands require the capability to honor other legal process demands (e.g., establishment of dialed number recorders, wire intercepts, & trace services, etc.)

    7.2. Operational Interface Requirements - The law enforcement agency (e.g., local police department, government organization, or attorney) shall serve Ameritech an original subpoena naming Ameritech in its court document for requests for Customer information (see above definition). Ameritech shall forward call trace information to the law enforcement agency for inquiries regarding Reseller Customers. If the law enforcement agency serves Reseller the original subpoena, Reseller shall forward a copy of the original subpoena to Ameritech and advise the law enforcement agency to re-send an original subpoena naming Ameritech in its court document. Ameritech shall notify Reseller of the resolution of the investigation. However, Ameritech shall only provide the results of the investigation to the proper law enforcement agency.

    7.3. Operations Interface Requirements for calls originating from a long distance carrier, computer, fax machine, pay phones, and telemarketing calls to Reseller's Customers are pending further discussions with Ameritech.


                                  Sch. 10.6-3

                         REPRESENTATION OF AUTHORIZATION

         This Representation of Authorization is delivered by United States Telecommunications, Inc., a Florida corporation with offices at 13902 North Dale Mabry, Suite 212, Tampa, Florida 33618 ("RESELLER") to Ameritech Industry Services, a division of Ameritech Services, Inc., a Delaware corporation with offices at 350 North Orleans Street, Third Floor, Chicago, Illinois 60654, on behalf of Ameritech Indiana ("AMERITECH") pursuant to that certain Agreement dated as of August 10, 1998 by and between the Parties (the "RESALE AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed in the Resale Agreement.

         Reseller hereby represents to Ameritech, for purposes of obtaining a Customer's Customer Proprietary Network Information ("CPNI") or for placing an order to change or establish a Customer's service, that it is a duly certificated LEC and that it is authorized to obtain CPNI and to place orders for Telephone Exchange Service (including Resale Service) upon terms and conditions contained herein.

         1. With respect to requests for CPNI regarding prospective Customers of Reseller, Reseller acknowledges that it must obtain written authorization in the form of a signed letter ("LETTER") that explicitly authorizes Reseller to have access to the prospective Customer's CPNI. The Letter must be signed by the prospective Customer or the prospective Customer's authorized representative. In order to obtain the CPNI of the prospective Customer, Reseller must submit to Ameritech the Letter. If Reseller cannot provide a Letter, then Ameritech shall not provide CPNI to Reseller.

         2. With respect to placing a service order for Telephone Exchange Service (including Resale Services) for a Customer, Reseller acknowledges that it must obtain (i) a Letter or (ii) authorization through other means permitted by Applicable Law that governs a PLEC change ("DOCUMENTATION OF AUTHORIZATION"), in each case that explicitly authorizes Reseller to change such Customer's PLEC and provide Telephone Exchange Service to such Customer. The Documentation of Authorization must be made by the prospective Customer or Customer's authorized representative. Reseller need not submit the Documentation of Authorization to process a service order. However, Reseller hereby represents that it will not submit a service order to Ameritech unless it has obtained appropriate Documentation of Authorization from the prospective Customer and has such Documentation of Authorization in its possession.

         3. The Documentation of Authorization must clearly and accurately identify Reseller and the prospective Customer. Ameritech will only disclose CPNI to agents of Reseller identified in the Letter or Documentation of Authorization.

          4. Reseller acknowledges that if the PLEC of its prospective Customer is a carrier other than Ameritech, Ameritech may have incomplete, inaccurate or no CPNI on such prospective Customer. In such cases, Reseller agrees that it, and not Ameritech, has the sole obligation to request the CPNI of such prospective Customer from that Customer's PLEC.

          5. Reseller shall retain all Documentation of Authorization in its files for as long as Reseller provides telephone Exchange Service to the Customer or for as long as Reseller makes requests for information on behalf of the Customer.

         6. Reseller shall make Documentation of Authorization available for inspection by Ameritech during normal business hours. In addition, Reseller shall provide Documentation of Authorization for Customers or prospective Customers to Ameritech upon request.

         7. Reseller is responsible for, and shall hold Ameritech harmless from, any and all Losses resulting from Ameritech's reliance upon Reseller's representations as to its authority to act on behalf of a Customer or prospective Customer in obtaining CPNI from Ameritech or placing a service order with Ameritech for Telephone Exchange Service. In addition, Reseller acknowledges that Ameritech makes no representation or warranty as to the accuracy or completeness of any CPNI disclosed hereunder and that Ameritech shall have no liability to Reseller in connection therewith.

         8. If Reseller fails to abide by the procedures set forth herein, Ameritech reserves the right to insist upon the submission of a Letter or other Documentation of Authorization for each Customer in connection with a request for a service order.

         9. This Representation of Authorization shall commence on the date noted below and shall continue in effect until termination or expiration of the Resale Agreement.

Dated this 10th day of August 1998.

UNITED STATES TELECOMMUNICATIONS, INC.

By:  /s/ Joseph Cillo
   ------------------------------------
Title:   Vice President
      ---------------------------------
Printed Name: Joseph Cillo
             --------------------------


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